Exhibit 99.1

SIMON PROPERTY GROUP EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION UNAUDITED FIRST QUARTER 2013

Table of Contents 1 (1) Includes reconciliation of consolidated net income to funds from operations. 34-47 Property and Debt Information 33 Total Debt Amortization and Maturities by Year (Our Share) 32 Summary of Indebtedness Preferred Stock/Units Outstanding Changes in Common Share and Limited Partnership Unit Ownership 31 Common and Preferred Stock Information Balance Sheet Information 29-30 U.S. Anchor/Big Box Openings 25-28 Development Activity Report 24 Development Activity Summary 23 Capital Expenditures Development Activity 22 U.S. Mall and Premium Outlets Top Tenants 21 U.S. Mall and Premium Outlets Lease Expirations 20 The Mills, Community/Lifestyle Centers and International Operational Information 19 U.S. Mall and Premium Outlets Operational Information Operational Data 18 Analysis of Other Income, Other Expense and Capitalized Interest Funds from Operations to Funds Available for Distribution Consolidated Net Income to Net Operating Income 17 Reconciliations of Non-GAAP Financial Measures 16 NOI Composition 15 Pro-Rata Balance Sheet 14 Pro-Rata Statement of Operations 13 Selected Financial and Equity Information Financial Data 12 Stock Information, Credit Ratings and Senior Unsecured Debt Covenants 11 The Company and Reporting Calendar Overview 2-10 Earnings Release (1) Page For the Quarter Ended March 31, 2013 Earnings Release and Supplemental Information

Earnings Release

SIMON PROPERTY GROUP REPORTS FIRST QUARTER RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Indianapolis, Indiana – April 26, 2013...Simon Property Group, Inc. (the "Company") (NYSE:SPG) today reported results for the quarter ended March 31, 2013.

- Funds from Operations ("FFO") was $741.9 million, or $2.05 per diluted share, as compared to $648.7 million, or $1.82 per diluted share, in the prior year period. The FFO increase on a per share basis was 12.6%.
- Net income attributable to common stockholders was $283.1 million, or $0.91 per diluted share, as compared to $645.4 million, or $2.18 per diluted share, in the prior year period. Results for the first quarter of 2012 include primarily non-cash net gains from acquisitions and dispositions of $1.39 per share.

"Our Mall and Premium Outlet portfolio generated 4.8% growth in comparable property net operating income for the quarter as well as a 5.3% increase in tenant sales per square foot," said David Simon, chairman and chief executive officer. "Occupancy increased by 110 basis points and leasing activity remains strong. Given these results and factors, as well as our current view for the remainder of 2013, today we are increasing our 2013 guidance."

U.S. Operational Statistics(1)

	As of March 31, 2013	As of March 31, 2012	% Increase
Occupancy(2)	94.7%	93.6%	+110 basis points
Total Sales per Sq. Ft. (3)	$575	$546	5.3%
Base Minimum Rent per Sq. Ft. (2)	$41.05	$39.87	3.0%
Releasing Spread per Sq. Ft. (2)(4)	$7.00	$4.74	+ $2.26
Releasing Spread (Percentage Change) (2)(4)	13.4%	9.7%	+370 basis points

(1) Combined information for U.S. Malls and Premium Outlets®.

(2) Represents mall stores in Malls and all owned square footage in Premium Outlets.

(3) Rolling 12 month sales per square foot for mall stores less than 10,000 square feet in Malls and all owned square footage in Premium Outlets.

(4) Same space measure that compares opening and closing rates on individual spaces leased during trailing 12-month period.

Dividends

Today the Company announced that the Board of Directors declared a quarterly common stock dividend of $1.15 per share. The dividend is payable on May 31, 2013 to stockholders of record on May 17, 2013.

The Company also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE:SPGPrJ) of $1.046875 per share, payable on June 28, 2013 to stockholders of record on June 14, 2013.

Development Activity

On April 4th, the Company opened Phoenix Premium Outlets. This center serves the greater Phoenix and Scottsdale areas and is located in Chandler, Arizona on Interstate 10, adjacent to the Wild Horse Pass Hotel & Casino within the Wild Horse Pass Development. Phase I of the project is 100% leased and is comprised of 360,000 square feet with 90 outlet stores featuring high-quality designer and name brands. The Company owns 100% of Phoenix Premium Outlets.

1Q 2013 SUPPLEMENTAL SIMON PROPERTY GROUP, INC. 2

Earnings Release

On April 19th, the Company opened Shisui Premium Outlets, its 77th Premium Outlet Center worldwide. The center is located approximately 40 miles from the center of Tokyo, approximately one hour from Tokyo by car. Phase I of the project is 100% leased and is comprised of 234,000 square feet with 120 stores featuring a mix of international brands, Japanese brands and restaurants. The Company owns a 40% interest in this project, its ninth Premium Outlet Center in Japan.

Construction continues on three new Premium Outlet Centers, all scheduled to open in 2013:

- Toronto Premium Outlets in Halton Hills (Toronto), Canada is a 360,000 square foot center that will house over 100 high quality outlet stores. The center is expected to be the Canadian entry point for selected upscale, U.S. retailers and designer brands and is 85% leased. The Company owns a 50% interest in this project which will open on August 1st.
- St. Louis Premium Outlets in Chesterfield (St. Louis), Missouri is located on the south side of I-64/US Highway 40 east of the Daniel Boone Bridge. The center's first phase of 350,000 square feet with 85 stores is 96% leased and will open on August 22nd. St. Louis Premium Outlets is a part of Chesterfield Blue Valley, a mixed-use development to include office space, hotel, restaurant and entertainment venues. The Company owns a 60% interest in the project.
- Busan Premium Outlets in Busan, Korea is a 340,000 square foot center that will serve southeastern Korea, including the cities of Busan, Ulsan and Daegu, as well as local and overseas visitors. The center will open in late August. The Company owns a 50% interest in this project, which will be its third Premium Outlet Center in Korea.

Redevelopment and expansion projects, including the addition of anchors and big box tenants, are underway at 44 properties in the U.S. and two properties in Asia. The Company's share of the cost of these projects is approximately $1 billion. During the first quarter of 2013, significant projects were completed at Apple Blossom Mall, Quaker Bridge Mall and South Hills Village.

2013 Guidance

Today the Company updated and raised its guidance for 2013, estimating that FFO will be within a range of $8.50 to $8.60 per diluted share for the year ending December 31, 2013, and diluted net income will be within a range of $3.70 to $3.80 per share. This represents an increase of $0.10 per share for both the low and high end of the ranges previously provided.

The following table provides the reconciliation of the ranges of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share.

For the year ending December 31, 2013

	Low End	High End
Estimated diluted net income available to common stockholders per share	$3.70	$3.80
Depreciation and amortization including the Company's share of unconsolidated entities	4.86	4.86
Gain upon sale or disposal of assets and interests in unconsolidated entities, net	(0.06)	(0.06)
Estimated diluted FFO per share	$8.50	$8.60

Conference Call

The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investors tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 9:00 a.m. Eastern Time (New York time) today, April 26, 2013. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com, and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com.

1Q 2013 SUPPLEMENTAL SIMON PROPERTY GROUP, INC. 3

4 Supplemental Materials and Website The Company has prepared a supplemental information package which is available at www.simon.com in the Investors section, Financial Information tab. It has also been furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439. We routinely post important information for investors on our website, www.simon.com, in the "Investors" section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Non-GAAP Financial Measures This press release includes FFO and comparable property net operating income growth, which are financial performance measures not defined by accounting principles generally accepted in the United States (“GAAP”). Reconciliations of these measures to the most directly comparable GAAP measures are included within this press release or the Company’s supplemental information package. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs. Forward-Looking Statements Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise. Simon Property Group Simon Property Group, Inc. (NYSE:SPG) is an S&P 100 company and the largest real estate company in the world. The Company currently owns or has an interest in 327 retail real estate properties in North America and Asia comprising 242 million square feet. We are headquartered in Indianapolis, Indiana and employ approximately 5,500 people in the U.S. For more information, visit the Simon Property Group website at www.simon.com. Earnings Release

5 Earnings Release 2013 2012 REVENUE: Minimum rent $ 777,907 $ 702,098 Overage rent 37,699 27,680 Tenant reimbursements 338,969 306,388 Management fees and other revenues 29,729 32,287 Other income 30,754 50,516 Total revenue 1,215,058 1,118,969 EXPENSES: Property operating 109,910 104,740 Depreciation and amortization 316,633 285,109 Real estate taxes 109,705 98,702 Repairs and maintenance 29,725 25,641 Advertising and promotion 21,259 21,098 Provision for credit losses 2,734 3,545 Home and regional office costs 34,894 32,858 General and administrative 14,509 13,889 Other 18,000 16,666 Total operating expenses 657,369 602,248 OPERATING INCOME 557,689 516,721 Interest expense (285,026) (258,079) Income and other taxes (13,193) (2,003) Income from unconsolidated entities 54,231 30,353 Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net 20,767 494,837 (A) CONSOLIDATED NET INCOME 334,468 781,829 Net income attributable to noncontrolling interests 50,496 135,585 Preferred dividends 834 834 NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS $ 283,138 $ 645,410 BASIC EARNINGS PER COMMON SHARE: Net income attributable to common stockholders $ 0.91 $ 2.18 DILUTED EARNINGS PER COMMON SHARE: Net income attributable to common stockholders $ 0.91 $ 2.18 Simon Property Group, Inc. and Subsidiaries For the Three Months Ended March 31, Unaudited Consolidated Statements of Operations (Dollars in thousands, except per share amounts)

6 Earnings Release March 31, December 31, 2013 2012 ASSETS: Investment properties at cost $ 34,386,654 $ 34,252,521 Less - accumulated depreciation 9,297,731 9,068,388 25,088,923 25,184,133 Cash and cash equivalents 829,966 1,184,518 Tenant receivables and accrued revenue, net 454,110 521,301 Investment in unconsolidated entities, at equity 2,001,506 2,108,966 Investment in Klépierre, at equity 1,991,533 2,016,954 Deferred costs and other assets 1,520,085 1,570,734 Total assets $ 31,886,123 $ 32,586,606 LIABILITIES: Mortgages and unsecured indebtedness $ 22,572,615 $ 23,113,007 Accounts payable, accrued expenses, intangibles, and deferred revenues 1,231,298 1,374,172 Cash distributions and losses in partnerships and joint ventures, at equity 825,220 724,744 Other liabilities 246,300 303,588 Total liabilities 24,875,433 25,515,511 Commitments and contingencies Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties 187,411 178,006 EQUITY: Stockholders' Equity Capital stock (850,000,000 total shares authorized, $ 0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock): Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $ 39,847 44,636 44,719 Common stock, $ 0.0001 par value, 511,990,000 shares authorized, 313,793,178 and 313,658,419 issued and outstanding, respectively 31 31 Class B common stock, $ 0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding - - Capital in excess of par value 9,182,789 9,175,724 Accumulated deficit (3,164,876) (3,083,190) Accumulated other comprehensive loss (82,734) (90,900) Common stock held in treasury at cost, 3,753,307 and 3,762,595 shares, respectively (134,320) (135,781) Total stockholders' equity 5,845,526 5,910,603 Noncontrolling interests 977,753 982,486 Total equity 6,823,279 6,893,089 Total liabilities and equity $ 31,886,123 $ 32,586,606 Simon Property Group, Inc. and Subsidiaries Unaudited Consolidated Balance Sheets (Dollars in thousands, except share amounts)

7 Earnings Release 2013 2012 Revenue: Minimum rent $ 394,153 $ 357,977 Overage rent 47,767 48,556 Tenant reimbursements 184,399 166,530 Other income 42,074 50,336 Total revenue 668,393 623,399 Operating Expenses: Property operating 115,869 114,833 Depreciation and amortization 127,686 126,978 Real estate taxes 54,706 45,100 Repairs and maintenance 16,164 14,424 Advertising and promotion 15,921 15,206 Provision for credit losses 1,245 1,192 Other 35,682 53,495 Total operating expenses 367,273 371,228 Operating Income 301,120 252,171 Interest expense (147,486) (153,711) Income from Continuing Operations 153,634 98,460 Loss from operations of discontinued joint venture interests (320) (13,511) Net Income $ 153,314 $ 84,949 Third-Party Investors' Share of Net Income $ 83,766 $ 40,012 Our Share of Net Income 69,548 44,937 Amortization of Excess Investment (B) (24,829) (14,584) Income from Unconsolidated Entities (C) $ 44,719 $ 30,353 Note: The above financial presentation does not include any information related to our investment in Klépierre S.A. ("Klépierre"). For additional information, see footnote C attached hereto. Ended March 31, For the Three Months Simon Property Group, Inc. and Subsidiaries Unaudited Joint Venture Statements of Operations (Dollars in thousands)

8 Earnings Release March 31, December 31, 2013 2012 Assets: Investment properties, at cost $ 14,534,275 $ 14,607,291 Less - accumulated depreciation 4,950,896 4,926,511 9,583,379 9,680,780 Cash and cash equivalents 492,445 619,546 Tenant receivables and accrued revenue, net 208,080 252,774 Investment in unconsolidated entities, at equity 39,274 39,589 Deferred costs and other assets 359,548 438,399 Total assets $ 10,682,726 $ 11,031,088 Liabilities and Partners' Deficit: Mortgages and other indebtedness $ 11,868,575 $ 11,584,863 Accounts payable, accrued expenses, intangibles, and deferred revenue 538,672 672,483 Other liabilities 350,738 447,132 Total liabilities 12,757,985 12,704,478 Preferred units 67,450 67,450 Partners' deficit (2,142,709) (1,740,840) Total liabilities and partners' deficit $ 10,682,726 $ 11,031,088 Our Share of: Partners' deficit $ (969,136) $ (799,911) Add: Excess Investment (B) 2,145,422 2,184,133 Our net Investment in unconsolidated entities, at equity $ 1,176,286 $ 1,384,222 Note: The above financial presentation does not include any information related to our investment in Klépierre. For additional information, see footnote C attached hereto. Simon Property Group, Inc. and Subsidiaries Unaudited Joint Venture Balance Sheets (Dollars in thousands)

9 Earnings Release 2013 2012 Consolidated Net Income (E) 334,468 $ 781,829 $ Adjustments to Arrive at FFO: Depreciation and amortization from consolidated properties 312,585 281,349 Our share of depreciation and amortization from unconsolidated entities, including Klépierre 121,549 86,141 Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net (20,767) (494,837) Net income attributable to noncontrolling interest holders in properties (2,461) (2,109) Noncontrolling interests portion of depreciation and amortization (2,173) (2,408) Preferred distributions and dividends (1,313) (1,313) FFO of the Operating Partnership 741,888 $ 648,652 $ Diluted net income per share to diluted FFO per share reconciliation: Diluted net income per share 0.91 $ 2.18 $ Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, net of noncontrolling interests portion of depreciation and amortization 1.20 1.03 Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net (0.06) (1.39) Diluted FFO per share 2.05 $ 1.82 $ Details for per share calculations: FFO of the Operating Partnership 741,888 $ 648,652 $ Diluted FFO allocable to unitholders (106,688) (110,827) Diluted FFO allocable to common stockholders 635,200 $ 537,825 $ Basic weighted average shares outstanding 309,987 295,694 Adjustments for dilution calculation: Effect of stock options - 1 Diluted weighted average shares outstanding 309,987 295,695 Weighted average limited partnership units outstanding 52,065 60,932 Diluted weighted average shares and units outstanding 362,052 356,627 Basic FFO per Share 2.05 $ 1.82 $ Percent Change 12.6% Diluted FFO per Share 2.05 $ 1.82 $ Percent Change 12.6% Simon Property Group, Inc. and Subsidiaries Unaudited Reconciliation of Non-GAAP Financial Measures (D) (Amounts in thousands, except per share amounts) For the Three Months Ended Ended March 31, Reconciliation of Consolidated Net Income to FFO

10 Earnings Release Notes: (A) (B) (C) (D) (E) and 2012, respectively - Amortization of fair market value of leases from acquisitions of $10.7 million and $5.1 million for the three months ended March 31, 2013 and 2012, respectively and - Debt premium amortization of $10.9 million and $6.7 million for the three months ended ended March 31, 2013 and 2012, respectively. Simon Property Group, Inc. and Subsidiaries Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs. 2012 primarily represents non-cash gains resulting from our acquisition/disposition activity and the remeasurement of our previously held interest to fair value for those properties in which we now have a controlling interest. Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. We generally amortize excess investment over the life of the related properties. The Unaudited Joint Venture Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investment in Klépierre. Amounts included in Footnote E below exclude our share of related activity for our investment in Klépierre. For further information, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-Q. We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment charges related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment charges relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity. - Gains on land sales of $0.4 million and $3.2 million for the three months ended March 31, 2013 and 2012, respectively Includes our share of: - Straight-line adjustments to minimum rent of $12.8 million and $8.8 million for the three months ended March 31, 2013

Overview 11 The Company Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to, Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We are engaged primarily in the ownership, development and management of retail real estate properties including Malls, Premium Outlets®, The Mills®, Community/Lifestyle Centers and International Properties. At March 31, 2013, we owned or had an interest in 325 properties comprising 242 million square feet in North America and Asia. Additionally, we have a 28.9% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 13 European countries. This package was prepared to provide operational and balance sheet information as of March 31, 2013, for the Company and the Operating Partnership. Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: our ability to meet debt service requirements, the availability and terms of financing, changes in our credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in our periodic reports, but otherwise we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise. We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran, Vice President of Investor Relations, Simon Property Group, P.O. Box 7033, Indianapolis, IN 46207. Telephone: (317) 685-7330; e-mail: sdoran@simon.com Reporting Calendar Results for the next three quarters will be announced according to the following approximate schedule: Second Quarter 2013 July 26, 2013 Third Quarter 2013 October 25, 2013 Fourth Quarter 2013 February 4, 2014

Overview 12 Stock Information The Company’s common stock and one issue of preferred stock are traded on the New York Stock Exchange under the following symbols: Common Stock SPG 8.375% Series J Cumulative Redeemable Preferred SPGPrJ Credit Ratings Standard & Poor’s Corporate A- (Stable Outlook) Senior Unsecured A- (Stable Outlook) Preferred Stock BBB (Stable Outlook) Moody’s Senior Unsecured A3 (Stable Outlook) Preferred Stock Baa1 (Stable Outlook) Fitch Senior Unsecured A- (Stable Outlook) Preferred Stock BBB (Stable Outlook) Senior Unsecured Debt Covenants (1) Required Actual Compliance Total Debt to Total Assets (1) <65% 43% Yes Total Secured Debt to Total Assets (1) <50% 21% Yes Fixed Charge Coverage Ratio >1.5X 3.2X Yes Total Unencumbered Assets to Unsecured Debt >125% 250% Yes (1) Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the bond indenture and are essentially our net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

13 Selected Financial and Equity Information (in thousands, except as noted) As of or for the 2013 2012 Financial Highlights Total Revenue - Consolidated Properties 1,215,058 $ 1,118,969 $ Consolidated Net Income 334,468 $ 781,829 $ Net Income Attributable to Common Stockholders 283,138 $ 645,410 $ Basic Earnings per Common Share (EPS) 0.91 $ 2.18 $ Diluted Earnings per Common Share (EPS) 0.91 $ 2.18 $ Funds from Operations (FFO) of the Operating Partnership 741,888 $ 648,652 $ Basic FFO per Share (FFOPS) 2.05 $ 1.82 $ Diluted FFO per Share (FFOPS) 2.05 $ 1.82 $ Dividends/Distributions per Share 1.15 $ 0.95 $ FFO Dividend Payout Ratio 56.1% 52.2% As of As of March 31, December 31, Stockholders' Equity Information 2013 2012 Limited Partnership Units Outstanding at End of Period 52,309 51,952 Common Shares Outstanding at End of Period 310,048 309,904 Total Common Shares and Limited Partnership Units Outstanding at End of Period 362,357 361,856 Weighted Average Limited Partnership Units Outstanding 52,065 58,186 Weighted Average Common Shares Outstanding: Basic - for purposes of EPS and FFOPS 309,987 303,137 Diluted - for purposes of EPS 309,987 303,138 Diluted - for purposes of FFOPS 309,987 303,138 Our Debt Information Share of Consolidated Debt 22,414,327 $ 22,953,985 $ Share of Joint Venture Debt 5,532,851 5,380,359 Share of Total Debt 27,947,178 $ 28,334,344 $ Our Market Capitalization Common Stock Price at End of Period 158.56 $ 158.09 $ Common Equity Capitalization, including limited partnership units 57,455,308 $ 57,205,875 $ Preferred Equity Capitalization, including limited partnership preferred units 82,479 81,387 Total Equity Market Capitalization 57,537,787 $ 57,287,262 $ Total Market Capitalization - Including Our Share of Total Debt 85,484,965 $ 85,621,606 $ Debt to Total Market Capitalization 32.7% 33.1% March 31, Three Months Ended

Pro-Rata Statement of Operations
(in thousands)

	For the Three Months Ended March 31, 2013					For the Three Months Ended March 31, 2012
	Consolidated	Non-Controlling Interests (1)	Our Consolidated Share	Our Share of Joint Ventures	Our Total Share	Our Total Share
REVENUE:						
Minimum rent	$ 777,907	$ (7,060)	$ 770,847	$ 181,603	$ 952,450	$ 866,049
Overage rent	37,699	(100)	37,599	19,879	57,478	48,283
Tenant reimbursements	338,969	(4,217)	334,752	85,170	419,922	381,048
Management fees and other revenues	29,729	–	29,729	–	29,729	32,287
Other income	30,754	(304)	30,450	19,142	49,592	76,650
Total revenue	1,215,058	(11,681)	1,203,377	305,794	1,509,171	1,404,317
EXPENSES:						
Property operating	109,910	(1,988)	107,922	49,546	157,468	154,535
Depreciation and amortization	316,633	(2,173)	314,460	87,216	401,676	368,851
Real estate taxes	109,705	(1,160)	108,545	24,889	133,434	119,524
Repairs and maintenance	29,725	(399)	29,326	7,469	36,795	32,251
Advertising and promotion	21,259	(181)	21,078	7,162	28,240	27,830
Provision for credit losses	2,734	(34)	2,700	777	3,477	3,871
Home and regional office costs	34,894	–	34,894	–	34,894	32,858
General and administrative	14,509	–	14,509	–	14,509	13,889
Other	18,000	(1,165)	16,835	15,021	31,856	34,354
Total operating expenses	657,369	(7,100)	650,269	192,080	842,349	787,963
OPERATING INCOME	557,689	(4,581)	553,108	113,714	666,822	616,354
Interest expense	(285,026)	2,120	(282,906)	(68,995)	(351,901)	(329,468)
Income and other taxes	(13,193)	–	(13,193)	–	(13,193)	(2,003)
Income from unconsolidated entities (2)	54,231	–	54,231	(44,719)	9,512	–
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net	20,767	–	20,767	–	20,767	494,837
CONSOLIDATED NET INCOME	334,468	(2,461)	332,007	–	332,007	779,720
Net income attributable to noncontrolling interests	50,496	(2,461)	48,035	–	48,035 (3)	133,476
Preferred dividends	834	–	834	–	834	834
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$ 283,138	$ –	$ 283,138	$ –	$ 283,138	$ 645,410
RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO						
Consolidated Net Income			$ 334,468	$ –	$ 334,468	$ 781,829
Adjustments to Consolidated Net Income to Arrive at FFO:						
Depreciation and amortization from consolidated properties			312,585	–	312,585	281,349
Our share of depreciation and amortization from unconsolidated entities, including Klépierre			–	121,549	121,549	86,141
Income from unconsolidated entities			(54,231)	54,231	–	–
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net			(20,767)	–	(20,767)	(494,837)
Net income attributable to noncontrolling interest holders in properties			(2,461)	–	(2,461)	(2,109)
Noncontrolling interests portion of depreciation and amortization			(2,173)	–	(2,173)	(2,408)
Preferred distributions and dividends			(1,313)	–	(1,313)	(1,313)
FFO of the Operating Partnership			$ 566,108	$ 175,780	$ 741,888	$ 648,652
Percentage of FFO of the Operating Partnership			76.31%	23.69%	100.00%	100.00%

(1) Represents our venture partners' share of operations from consolidated properties.
(2) Our Total Share of the remaining results from unconsolidated entities represents our share of net results related to our investment in Klépierre.
(3) Represents limited partners' interest in the Operating Partnership.

1Q 2013 SUPPLEMENTAL
SIMON PROPERTY GROUP, INC. 14

Pro-Rata Balance Sheet
(in thousands)

	As of March 31, 2013					As of December 31, 2012
	Consolidated	Non-Controlling Interests	Our Consolidated Share	Our Share of Joint Ventures	Our Total Share	Our Total Share
ASSETS:						
Investment properties, at cost	$ 34,386,654	$ (264,951)	$ 34,121,703	$ 8,903,011	$ 43,024,714	$ 42,905,860
Less - accumulated depreciation	9,297,731	(92,337)	9,205,394	2,239,473	11,444,867	11,186,195
	25,088,923	(172,614)	24,916,309	6,663,538	31,579,847	31,719,665
Cash and cash equivalents	829,966	(7,103)	822,863	218,216	1,041,079	1,449,261
Tenant receivables and accrued revenue, net	454,110	(3,598)	450,512	94,977	545,489	629,506
Investment in unconsolidated entities, at equity	2,001,506	--	2,001,506	(2,001,506)	--	--
Investment in Klépierre, at equity	1,991,533	--	1,991,533	--	1,991,533	2,016,954
Deferred costs and other assets	1,520,085	(10,879)	1,509,206	151,169	1,660,375	1,759,931
Total assets	$ 31,886,123	$ (194,194)	$ 31,691,929	$ 5,126,394	$ 36,818,323	$ 37,575,317
LIABILITIES:						
Mortgages and unsecured indebtedness	$ 22,572,615	$ (158,288)	$ 22,414,327	$ 5,532,851	$ 27,947,178	$ 28,334,344
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,231,298	(9,692)	1,221,606	244,782	1,466,388	1,665,368
Cash distributions and losses in partnerships and joint ventures, at equity	825,220	--	825,220	(825,220)	--	--
Other liabilities	246,300	(1,167)	245,133	173,981	419,114	528,490
Total liabilities	24,875,433	(169,147)	24,706,286	5,126,394	29,832,680	30,528,202
Commitments and contingencies						
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	187,411	(25,978)	161,433	--	161,433	153,149
EQUITY:						
Stockholders' equity						
Capital Stock:						
Series J 8 3/8% cumulative redeemable preferred stock	44,636	--	44,636	--	44,636	44,719
Common stock, $.0001 par value	31	--	31	--	31	31
Class B common stock, $.0001 par value	--	--	--	--	--	--
Capital in excess of par value	9,182,789	--	9,182,789	--	9,182,789	9,175,724
Accumulated deficit	(3,164,876)	--	(3,164,876)	--	(3,164,876)	(3,083,190)
Accumulated other comprehensive loss	(82,734)	--	(82,734)	--	(82,734)	(90,900)
Common stock held in treasury at cost	(134,320)	--	(134,320)	--	(134,320)	(135,781)
Total stockholders' equity	5,845,526	--	5,845,526	--	5,845,526	5,910,603
Noncontrolling interests	977,753	931	978,684	--	978,684	983,363
Total equity	6,823,279	931	6,824,210	--	6,824,210	6,893,966
Total liabilities and equity	$ 31,886,123	$ (194,194)	$ 31,691,929	$ 5,126,394	$ 36,818,323	$ 37,575,317

Basis of Presentation:
We present balance sheet and income statement data on a pro-rata basis reflecting our proportionate economic ownership of each asset in our portfolio. The consolidated amounts shown are prepared on a consistent basis with our consolidated financial statements. Our Share of Joint Ventures column was derived on a property-by-property basis by applying the same percentage interests used to arrive at our share of net income during the period and applying them to all financial statement line items of each property. A similar calculation was performed for noncontrolling interests.

1Q 2013 SUPPLEMENTAL
SIMON PROPERTY GROUP, INC. 15

NOI Composition (1) For the Three Months Ended March 31, 2013 16 NOI by Asset Type U.S. Portfolio NOI by State (1) Based on our share of total NOI and does not reflect any property, entity or corporate-level debt. (2) Includes Klépierre and international Premium Outlets. U.S. Malls & Premium Outlets 79.6% The Mills 8.4% International (2) 7.9% Community/ Lifestyle Centers 3.4% Other 0.7% Florida 14.9% Texas 11.7% California 11.0% New York 6.4% Massachusetts 6.1% Pennsylvania 5.5% Nevada 4.4% Georgia 4.0% New Jersey 3.8% Indiana 3.6% All Others 28.6%

Reconciliations of Non-GAAP Financial Measures

(in thousands, except as noted)

This report contains measures of financial or operating performance that are not specifically defined by accounting principles generally accepted in the United States (GAAP), including FFO, diluted FFO per share, net operating income (NOI), and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the following tables.

Reconciliation of Net Income to NOI

The following schedule reconciles net income to NOI and sets forth the computations of comparable property NOI.

	For the Three Months Ended March 31,	
	2013	2012
Reconciliation of NOI of consolidated properties:		
Consolidated Net Income	$ 334,468	$ 781,829
Income and other taxes	13,193	2,003
Interest expense	285,026	258,079
Income from unconsolidated entities	(54,231)	(30,353)
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net	(20,767)	(494,837)
Operating Income	557,689	516,721
Depreciation and amortization	316,633	285,109
NOI of consolidated properties	$ 874,322	$ 801,830
Reconciliation of NOI of unconsolidated entities:		
Net Income	$ 153,314	$ 84,949
Interest expense	147,486	153,711
Loss from operations of discontinued joint venture interests	320	13,511
Operating Income	301,120	252,171
Depreciation and amortization	127,685	126,977
NOI of unconsolidated entities	$ 428,805	$ 379,148
Total consolidated and unconsolidated NOI from continuing operations	$1,303,127	$ 1,180,978
Adjustments to NOI:		
NOI of discontinued unconsolidated properties	(320)	51,503
Total NOI of our portfolio	$1,302,807	$ 1,232,481
Change in NOI from prior period	5.7%	2.7%
Add: Our share of NOI from Klépierre	67,563	--
Less: Joint venture partners' share of NOI	234,309	247,276
Our share of NOI	$1,136,061	$ 985,205
Increase in our share of NOI from prior period	15.3%	12.5%
Total NOI of our portfolio	$ 1,302,807	$ 1,232,481
NOI from non comparable properties (1)	304,870	280,386
Total NOI of comparable properties (2)	$ 997,937	$ 952,095
Increase in NOI of U.S. Malls and Premium Outlets that are comparable properties	4.8%	

(1) NOI excluded from comparable property NOI relates to The Mills, Community/Lifestyle Centers, International Properties, other retail properties, The Mills Limited Partnership properties, any of our non-retail holdings and results of our corporate and management company operations and U.S. Malls and Premium Outlets not owned and operated in both periods under comparison and excluded income noted in footnote 2 below.

(2) Comparable properties are U.S. Malls and Premium Outlets that were owned in both of the periods under comparison. Excludes lease termination income, interest income, land sale gains and the impact of significant redevelopment activities.

Reconciliation of FFO to Funds Available for Distribution (Our Share)

	Quarter ended March 31, 2013	Per Share Amount
FFO	$ 741,888	$ 2.05
Non-cash impacts to FFO (3)	(6,747)	(0.02)
FFO excluding non-cash impacts	735,141	2.03
Tenant allowances	(34,590)	(0.10)
Operational capital expenditures	(8,928)	(0.02)
Funds available for distribution	**$ 691,623**	**$ 1.91**

(3) Non-cash impacts to FFO include a deduction for our share of straight-line rent ($12.8 million), fair value of debt amortization ($10.9 million), fair market value of leases amortization ($10.7 million), and the addback of stock based compensation expense ($16.9 million), and mortgage, financing fee and terminated swap amortization expense ($10.8 million).

1Q 2013 SUPPLEMENTAL

SIMON PROPERTY GROUP, INC. 17

18 Analysis of Other Income, Other Expense and Capitalized Interest (in thousands) as well as other miscellaneous income items. (1) Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues $ 156 $ 274 Our Share of Joint Venture Properties $ 5,687 $ 3,948 Our Share of Consolidated Properties Interest Capitalized during the Period: 2012 2013 Ended March 31, For the Three Months Capitalized Interest $ 16,666 $ 18,000 Totals 3,461 3,558 Other 2,594 3,589 Professional Fees $ 10,611 $ 10,853 Ground Rent Other Expense $ 50,516 $ 30,754 Totals 30,952 26,767 Other (1) 3,107 440 Gains on Land Sales 9,311 1,735 Lease Settlement Income $ 7,146 $ 1,812 Interest and Dividend Income Other Income Consolidated Properties 2012 2013 Ended March 31, For the Three Months

U.S. Mall and Premium Outlets Operational Information

	As of March 31, 2013	2012
Total Number of Properties	223	219
Total Square Footage of Properties (in millions)	190.1	186.9
Ending Occupancy (1):		
Consolidated Assets	94.6%	93.6%
Unconsolidated Assets	95.3%	93.5%
Total Portfolio	**94.7%**	**93.6%**
Total Sales per Square Foot (PSF) (2):		
Consolidated Assets	$556	$529
Unconsolidated Assets	$658	$630
Total Portfolio	**$575**	**$546**
Base Minimum Rent PSF (3):		
Consolidated Assets	$38.84	$37.86
Unconsolidated Assets	$49.00	$47.93
Total Portfolio	**$41.05**	**$39.87**

Releasing Activity for the Trailing Twelve Month Period Ended:

	Square Footage of Openings	Total Rent PSF Opening Rate PSF (4)	Closing Rate PSF (4)	Releasing Spread (4)	
3/31/13	**7,419,367**	**$59.11**	**$52.11**	**$7.00**	**13.4%**
12/31/12	8,250,576	$53.24	$48.03	$5.21	10.8%
9/30/12	7,961,413	$51.75	$46.89	$4.86	10.4%
6/30/12	7,554,647	$52.29	$47.52	$4.77	10.0%
3/31/12	7,049,269	$53.74	$49.00	$4.74	9.7%

Occupancy Cost as a Percentage of Sales (5):

3/31/13	11.3%
12/31/12	11.4%
9/30/12	11.3%
6/30/12	11.4%
3/31/12	11.4%

1) Ending Occupancy is the percentage of GLA which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors and mall majors in the calculation.
2) Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, only stores with less than 10,000 square feet are included for malls. All company owned space is included for Premium Outlets.
3) Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
4) Releasing Spread is a "same space" measure that compares opening and closing rates on individual spaces, including spaces greater than 10,000 square feet. The Opening Rate is the average of the initial cash Total Rent PSF for spaces leased during the trailing 12-month period, and includes new leases and existing tenant renewals, amendments and relocations (including expansions and downsizings). The Closing Rate is the average of the final cash Total Rent PSF as of the month the tenant terminates or closes. Total Rent PSF includes Base Minimum Rent, common area maintenance (CAM) and base percentage rent. It includes leasing activity on all spaces occupied by tenants that would qualify to be included in Ending Occupancy as defined above as long as the opening and closing dates are within 24 months of one another.
5) Occupancy cost as a Percentage of Sales is the Rolling 12 Base Minimum Rent, plus all applicable Ancillary Charges, plus Overage Rent, if applicable (based on last 12 months of sales), divided by the Rolling 12 Total Sales PSF for the same tenants.

1Q 2013 SUPPLEMENTAL SIMON PROPERTY GROUP, INC. 19

20 The Mills, Community/Lifestyle Centers and International Operational Information (4) Information supplied by the managing venture partner. (3) See footnote 3 on page 19 for definition. (2) See footnote 2 on page 19 for definition; calculation methodology is the same as for malls. (1) See footnote 1 on page 19 for definition, except Ending Occupancy is calculated on all company owned space. ¥ 4,828 ¥ 4,808 Base Minimum Rent PSF ¥ 89,875 ¥ 89,298 Total Sales PSF 99.9% 99.4% Ending Occupancy Statistics for Properties in Japan (4) 3.7 3.9 Total Square Footage of Properties (in millions) 12 12 Total Number of Properties International Premium Outlets $ 13.78 $ 14.33 Base Minimum Rent PSF (3) 93.1% 93.9% Ending Occupancy (1) 21.2 19.7 Total Square Footage of Properties (in millions) 70 64 Total Number of Properties Community/Lifestyle Centers $ 21.93 $ 22.81 Base Minimum Rent PSF (3) $ 491 $ 516 Total Sales PSF (2) 96.5% 97.3% Ending Occupancy (1) 18.8 18.9 Total Square Footage of Properties (in millions) 13 13 Total Number of Properties The Mills 2012 2013 As of March 31,

U.S. Mall and Premium Outlets Lease Expirations (1)

Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at 3/31/13	Percentage of Gross Annual Rental Revenues[2]
Inline Stores and Freestanding				
Month to Month Leases	1,092	3,424,568	$38.53	2.7%
2013 (4/1/13 - 12/31/13)	1,155	3,398,586	$36.14	2.6%
2014	2,787	9,162,286	$37.61	7.3%
2015	2,807	9,245,177	$39.64	7.8%
2016	2,594	8,850,248	$39.07	7.4%
2017	2,536	9,053,249	$41.50	8.0%
2018	2,109	8,015,216	$45.61	7.8%
2019	1,479	5,619,858	$46.70	5.7%
2020	1,198	4,348,526	$48.36	4.6%
2021	1,279	5,190,009	$45.10	5.1%
2022	1,549	5,907,001	$45.10	5.8%
2023	839	3,600,047	$44.67	3.4%
2024 and Thereafter	476	2,505,464	$33.52	1.9%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,532	3,629,517	$14.81	1.2%
Anchor Tenants				
2013 (4/1/13 - 12/31/13)	3	337,218	$2.07	0.0%
2014	29	3,006,059	$5.36	0.4%
2015	29	3,248,369	$3.12	0.2%
2016	25	3,002,292	$3.16	0.2%
2017	22	2,969,087	$2.60	0.2%
2018	23	2,721,023	$5.00	0.3%
2019	14	1,532,515	$4.66	0.2%
2020	15	1,370,682	$6.73	0.2%
2021	12	1,055,228	$7.36	0.1%
2022	8	913,014	$10.06	0.2%
2023	14	1,526,500	$10.02	0.3%
2024 and Thereafter	29	3,118,425	$5.43	0.4%

(1) Does not consider the impact of renewal options that may be contained in leases.

(2) Annual rental revenues represent 2012 consolidated and joint venture combined base rental revenue.

1Q 2013 SUPPLEMENTAL SIMON PROPERTY GROUP, INC. 21

U.S. Mall and Premium Outlets Top Tenants

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

Tenant	Number of Stores	Square Feet (000's)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap, Inc.	374	3,976	1.7%	3.2%
Limited Brands, Inc.	377	2,138	0.9%	2.2%
Abercrombie & Fitch Co.	214	1,533	0.6%	1.6%
Phillips-Van Heusen	323	1,795	0.8%	1.6%
Foot Locker, Inc.	367	1,434	0.6%	1.3%
Luxottica Group S.P.A	452	872	0.4%	1.2%
Forever 21, Inc.	81	1,270	0.5%	1.2%
Ascena Retail Group, Inc.	318	1,726	0.7%	1.2%
American Eagle Outfitters, Inc.	199	1,201	0.5%	1.1%
Ann, Inc.	207	1,259	0.5%	1.0%

Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)

Tenant	Number of Stores	Square Feet (000's)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimun Rent for U.S. Properties
Macy's, Inc.	157	29,100	12.2%	0.5%
Sears Holdings Corporation	119	18,685	7.9%	0.2%
J.C. Penney Co., Inc.	111	16,415	6.9%	0.5%
Dillard's, Inc.	65	10,437	4.4%	0.1%
Nordstrom, Inc.	28	4,745	2.0%	0.1%
Belk, Inc.	17	2,390	1.0%	0.2%
The Bon-Ton Stores, Inc.	20	2,147	0.9%	0.1%
Target Corporation	12	1,676	0.7%	-
Dick's Sporting Goods, Inc.	23	1,548	0.7%	0.4%
The Neiman Marcus Group, Inc.	10	1,265	0.5%	-
Lord and Taylor	9	1,231	0.5%	-
Kohl's Corporation	12	1,028	0.4%	0.1%
Saks Incorporated	8	986	0.4%	0.1%

(1) Includes space leased and owned by anchors in U.S. Malls.

1Q 2013 SUPPLEMENTAL SIMON PROPERTY GROUP, INC. 22

Capital Expenditures (in thousands) 23 Consolidated Our Properties Total Share New development projects 25,753 $ 50,352 $ 25,305 $ Redevelopment projects with incremental square footage and/or anchor replacement 80,172 47,061 23,227 Redevelopment projects with no incremental square footage 12,655 9,131 4,593 Subtotal new development and redevelopment projects 118,580 106,544 53,125 Tenant allowances 29,936 10,907 4,654 Operational capital expenditures at properties: CAM expenditures (1) 4,388 7,983 3,255 Non-CAM expenditures 901 1,019 384 Totals 153,805 $ 126,453 $ 61,418 $ Conversion from accrual to cash basis 46,101 18,076 8,779 Capital Expenditures for the Three Months Ended 3/31/13 (2) 199,906 $ 144,529 $ 70,197 $ Capital Expenditures for the Three Months Ended 3/31/12 (2) 124,248 $ 94,408 $ 44,324 $ (1) Expenditures included in the pool of expenses allocated to tenants as CAM. (2) Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties. Unconsolidated Properties

Development Activity Summary
As of March 31, 2013
(in millions, except percent)

Platform / Project Type	Projected Gross Cost	Projected Net Cost	Our Share of Net Cost	Blended Stabilized Rate of Return	Total Construction in Progress	Our Share of Total Construction in Progress
Malls						
Redevelopments	$ 683	$ 676	$ 559	9%	$ 207	$ 167
Premium Outlets						
New Developments	$ 588	$ 563	$ 315	10%	$ 291	$ 175
Redevelopments	$ 346	$ 346	$ 319	14%	$ 116	$ 102
The Mills						
Redevelopments	$ 61	$ 45	$ 43	30%	$ 23	$ 22
Community/Lifestyle Centers						
Redevelopments	$ 41	$ 40	$ 36	9%	$ 20	$ 20
Totals	$ 1,719	$ 1,670	$ 1,272	11%	$ 657	$ 486

Notes:

(1) Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box additions with budgeted gross costs in excess of $2 million.

(2) Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.

(3) Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.

(4) Costs and returns are based upon current budget assumptions; actual costs may vary.

1Q 2013 SUPPLEMENTAL SIMON PROPERTY GROUP, INC. 24

Development Activity Report(1)
As of March 31, 2013

Property/ Location	Project Description	Actual/ Projected Opening	Company's Ownership Percentage
Malls - Redevelopments			
South Shore Plaza - Braintree (Boston), MA	DSW	4/13	100%
Apple Blossom Mall - Winchester, VA	Carmike Cinema	5/13	49.1%
Dadeland Mall - Miami, FL	Redevelopment of former Limited/Express building into two-level enclosed small shops and restaurants	5/13	50%
Orland Square - Orland Park (Chicago), IL	Redevelopment	5/13	100%
Penn Square Mall - Oklahoma City, OK	AMC Theatres	5/13	94.5%
Cordova Mall - Pensacola, FL	Dick's Sporting Goods	6/13	100%
Meadowood Mall - Reno, NV	Redevelopment	6/13	50%
Penn Square Mall - Oklahoma City, OK	Redevelopment	6/13	94.5%
Town Center at Boca Raton - Boca Raton (Miami), FL	Container Store	6/13	100%
West Town Mall - Knoxville, TN	The Cheesecake Factory	6/13	50%
Firewheel Town Center - Garland (Dallas), TX	Toys "R" Us/ Babies "R" Us	9/13	100%
Walt Whitman Shops - Huntington Station (New York), NY	Reconfiguration and 52,000 SF expansion of small shop space and restaurants	9/13	100%
Domain, The - Austin, TX	Punch Bowl Social	10/13	100%
Dover Mall - Dover, DE	Dick's Sporting Goods	10/13	68.1%
Prien Lake Mall - Lake Charles, LA	Dick's Sporting Goods	10/13	100%
Shops at Nanuet, The - Nanuet (New York), NY	Redevelopment of enclosed mall into open-air center	10/13	100%
Virginia Center Commons - Glen Allen, VA	American Family Fitness	10/13	100%
Briarwood Mall - Ann Arbor, MI	Redevelopment	11/13	50%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Phase I redevelopment including common area renovation (11/13), new food court (11/13), and redemise of existing food court (7/14)	11/13	50%

1Q 2013 SUPPLEMENTAL SIMON PROPERTY GROUP, INC. 25

Development Activity Report(1)
As of March 31, 2013

Property/ Location	Project Description	Actual/ Projected Opening	Company's Ownership Percentage
Malls - Redevelopments			
Miller Hill Mall - Duluth, MN	Dick's Sporting Goods	11/13	100%
Montgomery Mall - North Wales (Philadelphia), PA	Wegmans	11/13	60%
Stanford Shopping Center - Palo Alto (San Jose), CA	Container Store	11/13	100%
White Oaks Mall - Springfield, IL	Reconfigure former theater space into small shops	11/13	80.7%
Woodland Hills Mall - Tulsa, OK	Redevelopment	11/13	94.5%
Brea Mall - Brea (Los Angeles), CA	Redevelopment	12/13	100%
Empire Mall - Sioux Falls, SD	Redevelopment	12/13	100%
Firewheel Town Center - Garland (Dallas), TX	280 unit Phase II Residential	12/13	50%
White Oaks Mall - Springfield, IL	L.A. Fitness	12/13	80.7%
Mall at Chestnut Hill, The - Chestnut Hill (Boston), MA	The Cheesecake Factory	2/14	94%
Coddingtown Mall - Santa Rosa, CA	Target	3/14	50%
Empire Mall - Sioux Falls, SD	Dick's Sporting Goods	3/14	100%
King of Prussia - King of Prussia (Philadelphia), PA	Container Store	3/14	96.1%
Plaza Carolina - Carolina (San Juan), PR	Sports Authority	3/14	100%
Lindale Mall - Cedar Rapids, IA	25,000 SF expansion	4/14	100%
Lenox Square - Atlanta, GA	Redevelopment	5/14	100%
Great Lakes Mall - Mentor (Cleveland), OH	Dick's Sporting Goods	6/14	100%
St. Johns Town Center - Jacksonville, FL	Addition of Nordstrom and 157,000 SF small shop expansion	10/14	50%

1Q 2013 SUPPLEMENTAL
SIMON PROPERTY GROUP, INC. 26

27 Development Activity Report(1) As of March 31, 2013 Actual/ Company's Property/ Projected Ownership Location Project Description Opening Percentage Premium Outlets - New Developments Phoenix Premium Outlets - Chandler (Phoenix), AZ 360,000 SF upscale Premium Outlet Center 4/13 100% Shisui Premium Outlets - Shisui (Chiba), Japan 230,000 SF upscale Premium Outlet Center 4/13 40% St. Louis Premium Outlets - Chesterfield (St. Louis), MO 350,000 SF upscale Premium Outlet Center 8/13 60% Toronto Premium Outlets - Halton Hills (Ontario), Canada 360,000 SF upscale Premium Outlet Center 8/13 50% Busan Premium Outlets - Busan, Korea 340,000 SF upscale Premium Outlet Center 8/13 50% Premium Outlets - Redevelopments Paju Premium Outlets - Paju (Seoul), Korea 96,000 SF expansion 5/13 50% Seattle Premium Outlets - Tulalip (Seattle), WA 102,000 SF expansion and parking deck 6/13 100% Orlando Premium Outlets-Vineland Ave - Orlando, FL 105,000 SF expansion 10/13 100% Johor Premium Outlets - Johor, Malaysia 108,000 SF expansion 11/13 50% Desert Hills Premium Outlets - Cabazon (Palm Springs), CA 147,000 SF expansion, redevelopment and parking deck 5/14 100% Las Vegas Premium Outlets-North - Las Vegas, NV 140,000 SF expansion 5/15 100%

28 Development Activity Report(1) As of March 31, 2013 Actual/ Company's Property/ Projected Ownership Location Project Description Opening Percentage The Mills - Redevelopments Sawgrass Mills - Sunrise (Miami), FL 36,000 SF expansion of The Colonnade at Sawgrass 4/13 100% Forever 21 expansion (Calvin Klein/small shops opened 11/12) 5/13 100% Gurnee Mills - Gurnee (Chicago), IL Macy's addition and redevelopment 7/13 100% Colorado Mills - Lakewood (Denver), CO H&M 9/13 37.5% Potomac Mills - Woodbridge (Washington, DC), VA Relocation of Saks Fifth Avenue OFF 5TH (11/13) and addition of Christmas Tree 11/13 100% Shops and Buy Buy Baby (2/14) Community/Lifestyle Centers - Redevelopments Denver West Village - Lakewood (Denver), CO Cost Plus World Market and Marshalls (opened 3/13) 4/13 37.5% University Town Plaza - Pensacola, FL Redevelopment of enclosed mall into open-air center 9/13 100% Village Park Plaza - Carmel (Indianapolis), IN Redevelopment 11/13 37.5% (1) Projects listed represent projects that are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box additions with budgeted gross costs in excess of $2 million.

U.S. Anchor/Big Box Openings

Property Name/Location	Property Type	New Tenant	Former Tenant
Openings during the First Three Months of 2013			
Denver West Village - Lakewood (Denver), CO	Community/Lifestyle	Marshalls	Ultimate Electronics
Domain, The - Austin, TX	Mall	Arhaus Furniture	Borders
South Hills Village - Pittsburgh, PA	Mall	Target	Boscov's
University Town Plaza - Pensacola, FL	Community/Lifestyle	Academy Sports	N/A
Openings Projected for the Remainder of 2013			
Apple Blossom Mall - Winchester, VA	Mall	Carmike Cinema	Carmike Cinema (former)
Arizona Mills - Tempe (Phoenix), AZ	Mills	Conn's Electronic & Appliance	Linens 'n Things
Bloomingdale Court - Bloomingdale (Chicago), IL	Community/Lifestyle	Wal-Mart (expansion)	N/A
Bowie Town Center - Bowie (Washington, D.C., MD)	Mall	L.A. Fitness	Bed Bath & Beyond
Clay Terrace - Carmel (Indianapolis), IN	Community/Lifestyle	St. Vincent's Sports Performance	Circuit City
Colorado Mills - Lakewood (Denver), CO	Mills	H&M	Eddie Bauer
Cordova Mall - Pensacola, FL	Mall	Dick's Sporting Goods	Belk (1)
Denver West Village - Lakewood (Denver), CO	Community/Lifestyle	Cost Plus World Market	Ultimate Electronics
Domain, The - Austin, TX	Mall	Punch Bowl Social	N/A
Dover Mall - Dover, DE	Mall	Dick's Sporting Goods	N/A
Empire East - Sioux Falls, SD	Community/Lifestyle	Ulta	N/A
Firewheel Town Center - Garland (Dallas), TX	Mall	Toys "R" Us/ Babies "R" Us	Circuit City
Gateway Center - Austin, TX	Community/Lifestyle	Paul Mitchell Salon/School	Comp USA
Gurnee Mills - Gurnee (Chicago), IL	Mills	Macy's	Circuit City
Irving Mall - Irving (Dallas), TX	Mall	Fitness Connection Shoppers World	Circuit City Barnes & Noble
Lima Center - Lima, OH	Community/Lifestyle	Ulta	General Cinema
Miller Hill Mall - Duluth, MN	Mall	Dick's Sporting Goods	N/A
Montgomery Mall - North Wales (Philadelphia), PA	Mall	Wegmans	Boscov's
Opry Mills - Nashville, TN	Mills	H&M	Gibson Guitar
Penn Square Mall - Oklahoma City, OK	Mall	AMC Theatres	Dickinson Theatres
Potomac Mills - Woodbridge (Washington, D.C.), VA	Mills	Saks Fifth Avenue OFF 5TH (2)	N/A
Prien Lake Mall - Lake Charles, LA	Mall	Dick's Sporting Goods	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Forever 21 (expansion)	Wannado

1Q 2013 SUPPLEMENTAL
SIMON PROPERTY GROUP, INC. 29

U.S. Anchor/Big Box Openings

Property Name/Location	Property Type	New Tenant	Former Tenant
Openings Projected for the Remainder of 2013			
Shops at Nanuet, The - Nanuet (New York), NY	Mall	Fairway Market Regal Cinema 24 Hour Fitness	N/A N/A N/A
South Shore Plaza - Braintree (Boston), MA	Mall	DSW	Filene's
Stanford Shopping Center - Palo Alto (San Jose), CA	Mall	Container Store	Andronico's
Sunland Park Mall - El Paso, TX	Mall	Cinemark Theatre	N/A
Town Center at Boca Raton - Boca Raton (Miami), FL	Mall	Container Store	Old Navy
University Center - Mishawaka, IN	Community/Lifestyle	Ross Dress for Less	Linens 'n Things
University Town Plaza - Pensacola, FL	Community/Lifestyle	Burlington Coat Factory Toys "R" Us	N/A N/A
Virginia Center Commons - Glen Allen, VA	Mall	American Family Fitness	Dillard's
White Oaks Mall - Springfield, IL	Mall	L.A. Fitness	Cost Plus World Market
Openings Projected for 2014			
Coconut Point - Estero, FL	Mall	Michaels	Old Navy
Coddingtown Mall - Santa Rosa, CA	Mall	Target	Gottschalks
Concord Mills - Concord (Charlotte), NC	Mills	Sea Life	Nascar Speed Park
Empire Mall - Sioux Falls, SD	Mall	Dick's Sporting Goods	N/A
Gaitway Plaza - Ocala, FL	Community/Lifestyle	Michaels	Books-A-Million
Great Lakes Mall - Mentor (Cleveland), OH	Mall	Dick's Sporting Goods	N/A
Katy Mills - Katy (Houston), TX	Mills	Ross Dress for Less	Circuit City
King of Prussia - King of Prussia (Philadelphia), PA	Mall	Container Store	N/A
Plaza Carolina - Carolina (San Juan), PR	Mall	Sports Authority	N/A
Potomac Mills - Woodbridge (Washington, D.C.), VA	Mills	Buy Buy Baby	N/A
St. Johns Town Center - Jacksonville, FL	Mall	Nordstrom	N/A
Stanford Shopping Center - Palo Alto, CA	Mall	Bloomingdale's (3)	N/A
Openings Projected for 2015 and Beyond			
Del Amo Fashion Center - Los Angeles, CA	Mall	Nordstrom	N/A
Roosevelt Field - Garden City (New York), NY	Mall	Neiman Marcus	N/A

(1) Belk has relocated to another space within the center.
(2) Saks Fifth Avenue OFF 5TH is relocating to another location within the center.
(3) Bloomingdale's has an existing store at this center but will move to a new location.

1Q 2013 SUPPLEMENTAL SIMON PROPERTY GROUP, INC. 30

31 Common and Preferred Stock Information Changes in Common Share and Limited Partnership Unit Ownership For the Period from December 31, 2012 through March 31, 2013 Limited Common Partnership Shares (1) Units (2) Number Outstanding at December 31, 2012 309,903,824 51,952,554 Issuance of Common Stock for Stock Option Exercises 1,567 - Exchange of Limited Partnership Units for Common Stock 133,192 (133,192) Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3) 9,288 489,654 Number Outstanding at March 31, 2013 310,047,871 52,309,016 Number of Limited Partnership Units and Common Shares at March 31, 2013 362,356,887 Preferred Stock/Units Outstanding as of March 31, 2013 ($ in 000’s, except per share amounts) Per Share Aggregate Number of Liquidation Liquidation Ticker Issuer Description Shares/Units Preference Preference Symbol Preferred Stock: Simon Property Group, Inc. Series J 8.375% 796,948 $50.00 $39,847 SPGPrJ Cumulative Redeemable (4) Preferred Units: Simon Property Group, L.P. 7.50% Cumulative 255,373 $100.00 $25,537 N/A Redeemable (5) (1) Excludes Limited Partnership preferred units relating to preferred stock outstanding. (2) Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership units not exchangeable for common shares. (3) Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures. (4) Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on March 31, 2013 was $71.45 per share. (5) Each unit is redeemable on or after November 10, 2013 or earlier upon the occurrence of certain tax triggering events.

Summary of Indebtedness
As of March 31, 2013
(in thousands)

	Total Indebtedness	Our Share of Indebtedness	Weighted Average End of Period Interest Rate	Weighted Average Years to Maturity
Consolidated Indebtedness				
Mortgage Debt				
Fixed Rate	$7,811,569	$7,653,888	5.74%	4.5
Variable Rate Debt	71,840	71,840	3.75%	1.1
Total Mortgage Debt	7,883,409	7,725,728	5.72%	4.4
Unsecured Debt				
Fixed Rate	13,009,482	13,009,482	5.08%	7.1
Revolving Credit Facility - Euro Currency	1,150,020	1,150,020	1.06%	3.6
Supplemental Credit Facility - Yen Currency	236,054	236,054	1.12%	4.2
Total Revolving Credit Facilities	1,386,074	1,386,074	1.07%	3.7
Unsecured Term Loan	240,000	240,000	1.30%	4.9
Total Unsecured Debt	14,635,556	14,635,556	4.64%	6.7
Premium	95,526	94,919		
Discount	(41,876)	(41,876)		
Consolidated Mortgages and Unsecured Indebtedness (1)	$22,572,615	$22,414,327	5.01%	5.9
Joint Venture Indebtedness				
Mortgage Debt				
Fixed Rate	$9,989,349	$4,744,900	5.21%	6.3
Variable Rate Debt	918,193	412,913	2.81%	4.1
Mills Limited Partnership Debt (2)	955,617	372,329	-	-
Total Mortgage Debt	11,863,158	5,530,142	5.02%	6.1
Premium	5,417	2,709		
Joint Venture Mortgages and Other Indebtedness (1)	$11,868,575	$5,532,851	5.02%	6.1
Our Share of Total Indebtedness		$27,947,178	5.01%	6.0

	Total Indebtedness	Our Share of Indebtedness	Weighted Average End of Period Interest Rate	Weighted Average Years to Maturity
Summary of Our Share of Fixed and Variable Rate Debt				
Consolidated				
Fixed	92.4%	$20,716,413	5.32%	6.1
Variable	7.6%	1,697,914	1.22%	3.8
	100.0%	22,414,327	5.01%	5.9
Joint Venture				
Fixed	90.0%	$4,979,437	5.21%	6.3
Variable	10.0%	553,414	2.81%	4.1
	100.0%	5,532,851	5.02%	6.1
Total Debt		$27,947,178		
Total Fixed Debt	91.9%	$25,695,850	5.30%	6.1
Total Variable Debt	8.1%	$2,251,328	1.53%	3.8

(1) Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2) See footnote 23 on the Property and Debt Information.

1Q 2013 SUPPLEMENTAL SIMON PROPERTY GROUP, INC. 32

Total Debt Amortization and Maturities by Year (Our Share)
As of March 31, 2013
(in thousands)

Year	Our Share of Unsecured Consolidated Debt	Weighted Average Rate of Maturing Unsecured Consolidated Debt	Our Share of Secured Consolidated Debt	Weighted Average Rate of Maturing Secured Consolidated Debt	Our Share of Unconsolidated Joint Venture Debt	Weighted Average Rate of Maturing Unconsolidated Joint Venture Debt	Our Share of Total Debt	Total Weighted Average Rate of Maturing Debt
2013	$ 75,000	7.18%	$ 53,208	-	$ 285,408	4.73%	$ 413,616	5.61%
2014	934,482	6.09%	1,372,105	5.97%	605,518	5.83%	2,912,105	5.98%
2015	1,600,000	5.12%	494,340	5.91%	956,257	5.22%	3,050,597	5.26%
2016	2,450,020	3.69%	2,721,870	6.13%	501,893	6.27%	5,673,783	5.09%
2017	1,836,054	3.21%	1,385,302	5.84%	414,211	5.84%	3,635,567	4.51%
2018	1,990,000	3.93%	35,011	-	206,173	2.00%	2,231,184	3.75%
2019	650,000	10.35%	162,892	7.68%	184,070	5.76%	996,962	9.62%
2020	1,250,000	5.65%	104,746	5.01%	490,922	5.62%	1,845,668	5.61%
2021	1,600,000	4.27%	435,147	5.44%	794,936	4.81%	2,830,083	4.61%
2022	600,000	3.38%	552,428	4.14%	628,641	4.28%	1,781,069	3.95%
Thereafter	1,650,000	4.87%	408,679	4.10%	462,113	4.08%	2,520,792	4.57%
Face Amounts of Indebtedness	$ 14,635,556	4.64%	$ 7,725,728	5.72%	$ 5,530,142	5.02%	$ 27,891,426	5.01%
Premiums (Discounts) on Indebtedness, Net	(37,924)		90,967		2,709		55,752	
Our Share of Total Indebtedness	$ 14,597,632		$ 7,816,695		$ 5,532,851		$ 27,947,178	

1Q 2013 SUPPLEMENTAL

SIMON PROPERTY GROUP, INC. 33

Property and Debt Information
As of March 31, 2013

	Property Name	State	City (CBSA)	Legal Ownership		Total Square Feet	Debt Information: Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's) Total	Our Share
	Malls											
1.	McCain Mall	AR	N. Little Rock	100.0%		787,308	(2)					
2.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,320,909	(2)					
3.	Coddingtown Mall	CA	Santa Rosa	50.0%		633,540	07/01/14	(3)	3.10%	Variable	12,900	12,900
4.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,313,731	01/17/18	(3)	2.20%	Variable	310,000	155,000
5.	Fashion Valley	CA	San Diego	50.0%		1,728,442	01/04/21		4.30%	Fixed	475,000	237,500
							05/01/14		6.00%	Fixed	5,739	2,870
6.	Laguna Hills Mall	CA	Laguna Hills (Los Angeles)	100.0%		846,445	(2)					
7.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		694,130	(2)					
8.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,152,778	02/01/23		3.61%	Fixed	295,000	150,450
9.	Stanford Shopping Center	CA	Palo Alto (San Jose)	100.0%		1,350,214	(2)					
10.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,302,339	11/30/16	(4)	7.50%	Fixed	221,304	110,431
11.	Westminster Mall	CA	Westminster (Los Angeles)	100.0%		1,191,546	(2)					
12.	Mesa Mall	CO	Grand Junction	100.0%		881,705	06/01/16		5.79%	Fixed	87,250	87,250
13.	Town Center at Aurora	CO	Aurora (Denver)	100.0%		1,082,326	(2)					
14.	Crystal Mall	CT	Waterford	78.2%		783,292	06/06/22		4.46%	Fixed	95,000	74,276
15.	Dover Mall	DE	Dover	68.1%		873,824	08/06/21		5.57%	Fixed	92,109	62,718
16.	Aventura Mall (5)	FL	Miami Beach (Miami)	33.3%		2,105,789	12/11/17		5.91%	Fixed	430,000	143,333
17.	Avenues, The	FL	Jacksonville	25.0%	(6)	1,116,526	02/06/23		3.60%	Fixed	110,000	27,500
18.	Boynton Beach Mall	FL	Boynton Beach (Miami)	100.0%		1,101,203	(2)					
19.	Coconut Point	FL	Estero	50.0%		1,204,910	12/10/16		5.83%	Fixed	230,000	115,000
20.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,552	(2)					
21.	Cordova Mall	FL	Pensacola	100.0%		837,557	(2)					
22.	Dadeland Mall	FL	Miami	50.0%		1,400,578	12/05/21		4.50%	Fixed	450,000	225,000
23.	Edison Mall	FL	Fort Myers	100.0%		1,053,645	(2)					
24.	Falls, The	FL	Miami	50.0%		839,235	11/30/16	(4)	7.50%	Fixed	110,012	55,006
25.	Florida Mall, The	FL	Orlando	50.0%		1,768,116	09/05/20		5.25%	Fixed	361,243	180,621
26.	Gulf View Square	FL	Port Richey (Tampa)	100.0%		752,850	(2)					
27.	Indian River Mall	FL	Vero Beach	50.0%		736,621	11/01/14		5.21%	Fixed	62,227	31,113
28.	Melbourne Square	FL	Melbourne	100.0%		702,490	(2)					
29.	Miami International Mall	FL	Miami	47.8%		1,080,172	10/01/13		5.35%	Fixed	87,991	42,038
30.	Orange Park Mall	FL	Orange Park (Jacksonville)	100.0%		959,529	(2)					
31.	Paddock Mall	FL	Ocala	100.0%		557,130	(2)					
32.	Port Charlotte Town Center	FL	Port Charlotte	80.0%	(7)	765,035	11/01/20		5.30%	Fixed	46,944	37,555
33.	Seminole Towne Center	FL	Sanford (Orlando)	45.0%	(6)	1,106,176	05/06/21		5.97%	Fixed	58,713	7,633
34.	Shops at Sunset Place, The	FL	S. Miami	37.5%	(6)	514,205	09/01/20		5.62%	Fixed	75,276	28,229

1Q 2013 SUPPLEMENTAL SIMON PROPERTY GROUP, INC. 34

Property and Debt Information
As of March 31, 2013

						Debt Information					
Property Name	State	City (CBSA)	Legal Ownership		Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's) Total	Our Share
35. St. Johns Town Center	FL	Jacksonville	50.0%		1,235,038	03/11/15		5.06%	Fixed	162,778	81,389
						05/10/15	(3)(8)	5.50%	Fixed	77,500	38,750
						01/28/16	(3)	1.45%	Variable	325	163
36. Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,780,681	(2)					
37. Treasure Coast Square	FL	Jensen Beach	100.0%		875,683	(2)					
38. Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		1,094,984	(2)					
39. Lenox Square	GA	Atlanta	100.0%		1,560,182	(2)					
40. Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,820,444	(2)					
41. Northlake Mall	GA	Atlanta	100.0%		963,404	(2)					
42. Phipps Plaza	GA	Atlanta	100.0%		830,794	(2)					
43. Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,280,174	05/01/22		4.76%	Fixed	200,000	200,000
44. Lindale Mall	IA	Cedar Rapids	100.0%		689,593	(2)					
45. Southern Hills Mall	IA	Sioux City	100.0%		794,664	06/01/16		5.79%	Fixed	101,500	101,500
46. Lincolnwood Town Center	IL	Lincolnwood (Chicago)	100.0%		421,755	(2)					
47. Northfield Square	IL	Bourbonnais	71.7%	(7)	530,325	02/11/14		6.05%	Fixed	25,663	18,396
48. Northwoods Mall	IL	Peoria	100.0%		693,499	(2)					
49. Orland Square	IL	Orland Park (Chicago)	100.0%		1,238,271	(2)					
50. River Oaks Center	IL	Calumet City (Chicago)	100.0%		1,196,636	(2)					
51. White Oaks Mall	IL	Springfield	80.7%		926,906	11/01/16		5.54%	Fixed	50,000	40,339
52. Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,171,697	03/05/24		4.50%	Fixed	425,000	212,500
53. Castleton Square	IN	Indianapolis	100.0%		1,383,364	(2)					
54. Circle Centre	IN	Indianapolis	14.7%	(6)	771,146	01/28/20	(3)	3.10%	Variable	67,000	9,822
55. College Mall	IN	Bloomington	100.0%		637,817	(2)					
56. Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		680,813	(2)					
57. Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,840	08/01/16	(9)	8.00%	Fixed	77,337	77,337
58. Markland Mall	IN	Kokomo	100.0%		416,774	(2)					
59. Muncie Mall	IN	Muncie	100.0%		630,714	(2)					
60. Tippecanoe Mall	IN	Lafayette	100.0%		864,379	(2)					
61. University Park Mall	IN	Mishawaka	100.0%		922,304	(2)					
62. Washington Square	IN	Indianapolis	100.0%		967,702	07/01/16	(10)	5.94%	Fixed	25,481	25,481
63. Towne East Square	KS	Wichita	100.0%		1,134,369	(2)					
64. Towne West Square	KS	Wichita	100.0%		941,494	06/01/21		5.61%	Fixed	49,871	49,871
65. West Ridge Mall	KS	Topeka	100.0%		991,799	07/01/14		5.89%	Fixed	65,525	65,525
66. Prien Lake Mall	LA	Lake Charles	100.0%		782,988	(2)					

1Q 2013 SUPPLEMENTAL SIMON PROPERTY GROUP, INC. 35

Property and Debt Information
As of March 31, 2013

							Debt Information		
Property Name	State	City (CBSA)	Legal Ownership	Total Square Feet	Maturity Date	Interest Rate (1)	Type	Indebtedness ($ in 000's) Total	Our Share
67. Arsenal Mall	MA	Watertown (Boston)	100.0%	439,283	(2)				
68. Auburn Mall	MA	Auburn	56.4%	587,472	09/01/20	6.02%	Fixed	40,744	22,967
69. Burlington Mall	MA	Burlington (Boston)	100.0%	1,317,005	(2)				
70. Cape Cod Mall	MA	Hyannis	56.4%	721,754	03/06/21	5.75%	Fixed	97,537	54,982
71. Copley Place	MA	Boston	98.1%	1,241,760	(2)				
72. Emerald Square	MA	North Attleboro (Providence, RI)	56.4%	1,022,740	08/11/22	4.71%	Fixed	113,999	64,261
73. Greendale Mall	MA	Worcester (Boston)	56.4%	429,711	10/01/16	6.00%	Fixed	45,000	25,367
74. Liberty Tree Mall	MA	Danvers (Boston)	49.1%	856,240	10/11/13	5.22%	Fixed	35,000	17,198
75. Mall at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%	465,088	(2)				
76. Northshore Mall	MA	Peabody (Boston)	56.4%	1,592,124	03/11/34	5.03%	Fixed	190,005	107,106
77. Solomon Pond Mall	MA	Marlborough (Boston)	56.4%	883,458	11/01/22	4.01%	Fixed	109,364	61,649
78. South Shore Plaza	MA	Braintree (Boston)	100.0%	1,591,505	(2)				
79. Square One Mall	MA	Saugus (Boston)	56.4%	928,535	01/06/22	5.47%	Fixed	98,492	55,520
80. Bowie Town Center	MD	Bowie (Washington, D.C.)	100.0%	685,724	(2)				
81. St. Charles Towne Center	MD	Waldorf (Washington, D.C.)	100.0%	980,196	(2)				
82. Bangor Mall	ME	Bangor	67.1% (11)	652,531	10/01/17	6.15%	Fixed	80,000	53,672
83. Briarwood Mall	MI	Ann Arbor	50.0%	971,678	11/30/16 (4)	7.50%	Fixed	113,805	56,903
84. Maplewood Mall	MN	St. Paul (Minneapolis)	100.0%	926,483	(2)				
85. Miller Hill Mall	MN	Duluth	100.0%	783,777	(2)				
86. Southdale Center	MN	Edina (Minneapolis)	100.0%	1,278,323	04/01/23	3.84%	Fixed	155,000	155,000
87. Battlefield Mall	MO	Springfield	100.0%	1,198,830	09/01/22	3.95%	Fixed	125,000	125,000
88. Independence Center	MO	Independence (Kansas City)	100.0%	866,289	07/10/17	5.94%	Fixed	200,000	200,000
89. SouthPark	NC	Charlotte	100.0%	1,621,456	08/01/16 (9)	8.00%	Fixed	191,410	191,410
90. Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%	1,025,146	03/10/17	5.61%	Fixed	260,000	73,282
91. Mall of New Hampshire, The	NH	Manchester	56.4%	811,079	10/05/15	6.23%	Fixed	128,779	72,593
92. Pheasant Lane Mall	NH	Nashua	(12)	979,522	(2)				
93. Brunswick Square	NJ	East Brunswick (New York)	100.0%	760,286	08/11/14	5.65%	Fixed	77,803	77,803
94. Livingston Mall	NJ	Livingston (New York)	100.0%	968,351	(2)				
95. Menlo Park Mall	NJ	Edison (New York)	100.0%	1,319,190	(2)				
96. Ocean County Mall	NJ	Toms River (New York)	100.0%	891,871	(2)				
97. Quaker Bridge Mall	NJ	Lawrenceville	50.0%	1,076,138	04/01/16	7.03%	Fixed	14,809	7,405
					04/01/16	2.95%	Fixed	62,000	31,000
98. Rockaway Townsquare	NJ	Rockaway (New York)	100.0%	1,247,554	(2)				
99. Shops at Riverside, The	NJ	Hackensack (New York)	100.0%	771,164	02/01/23	3.37%	Fixed	130,000	130,000
100. Cottonwood Mall	NM	Albuquerque	100.0%	1,042,826	(2)				

1Q 2013 SUPPLEMENTAL

SIMON PROPERTY GROUP, INC. 36

Property and Debt Information
As of March 31, 2013

						Debt Information					
Property Name	State	City (CBSA)	Legal Ownership		Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's) Total	Our Share
101. Forum Shops at Caesars, The	NV	Las Vegas	100.0%		672,096	(2)					
102. Meadowood Mall	NV	Reno	50.0%		874,092	11/06/21		5.82%	Fixed	122,988	61,494
103. Chautauqua Mall	NY	Lakewood	100.0%		429,305	(2)					
104. Jefferson Valley Mall	NY	Yorktown Heights (New York)	100.0%		556,215	(2)					
105. Roosevelt Field	NY	Garden City (New York)	100.0%		2,247,946	(2)					
106. Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(6)	1,291,885	03/01/16		5.16%	Fixed	180,000	45,000
107. Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,001,991	08/01/16	(9)	8.00%	Fixed	117,939	117,939
108. Westchester, The	NY	White Plains (New York)	40.0%		826,417	05/05/20		6.00%	Fixed	361,202	144,481
109. Great Lakes Mall	OH	Mentor (Cleveland)	100.0%		1,236,848	(2)					
110. Lima Mall	OH	Lima	100.0%		740,063	(2)					
111. Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,129,180	11/05/13		5.05%	Fixed	107,843	53,922
112. Richmond Town Square	OH	Richmond Heights (Cleveland)	100.0%		1,011,972	(2)					
113. Southern Park Mall	OH	Youngstown	100.0%		1,202,645	(2)					
114. Summit Mall	OH	Akron	100.0%		769,498	06/10/17		5.42%	Fixed	65,000	65,000
115. Upper Valley Mall	OH	Springfield	100.0%		739,021	07/01/16	(3)(13)	5.89%	Fixed	43,662	43,662
116. Penn Square Mall	OK	Oklahoma City	94.5%		1,058,349	04/01/16		7.75%	Fixed	96,139	90,847
117. Woodland Hills Mall	OK	Tulsa	94.5%		1,090,153	04/05/19		7.79%	Fixed	93,763	88,575
118. King of Prussia Mall	PA	King of Prussia (Philadelphia)	96.1%		2,474,125	01/01/17		7.49%	Fixed	76,908	73,899
						01/01/17		8.53%	Fixed	5,490	5,275
						01/01/17		4.50%	Fixed	50,000	48,044
119. Lehigh Valley Mall	PA	Whitehall	38.0%	(11)	1,180,169	07/05/20		5.88%	Fixed	135,073	51,274
120. Montgomery Mall	PA	North Wales (Philadelphia)	60.0%	(11)	986,815	05/11/34		5.17%	Fixed	81,788	49,066
121. Oxford Valley Mall	PA	Langhorne (Philadelphia)	64.9%	(11)	1,330,528	12/07/20		4.77%	Fixed	68,578	44,537
122. Ross Park Mall	PA	Pittsburgh	100.0%		1,239,936	(2)					
123. South Hills Village	PA	Pittsburgh	100.0%		1,118,042	(2)					
124. Springfield Mall (5)	PA	Springfield (Philadelphia)	38.0%	(11)	611,114	11/30/15	(8)	4.77%	Fixed	64,728	24,590
125. Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,101,408	06/01/14		7.50%	Fixed	86,453	86,453
						06/01/14	(8)	7.63%	Fixed	93,045	93,045
126. Anderson Mall	SC	Anderson	100.0%		671,583	12/01/22		4.61%	Fixed	20,764	20,764
127. Haywood Mall	SC	Greenville	100.0%		1,228,778	(2)					
128. Empire Mall	SD	Sioux Falls	100.0%		1,038,085	06/01/16		5.79%	Fixed	176,300	176,300
129. Rushmore Mall	SD	Rapid City	100.0%		829,585	06/01/16		5.79%	Fixed	94,000	94,000
130. Knoxville Center	TN	Knoxville	100.0%		961,107	(2)					
131. Oak Court Mall	TN	Memphis	100.0%		849,645	(2)					
132. West Town Mall	TN	Knoxville	50.0%		1,336,662	12/01/17		6.34%	Fixed	210,000	105,000
133. Wolfchase Galleria	TN	Memphis	94.5%		1,152,140	04/01/17		5.64%	Fixed	225,000	212,616

1Q 2013 SUPPLEMENTAL SIMON PROPERTY GROUP, INC. 37

Property and Debt Information
As of March 31, 2013

Property Name	State	City (CBSA)	Legal Ownership		Total Square Feet	Debt Information: Maturity Date	Interest Rate (1)	Type	Indebtedness ($ in 000's) Total	Our Share
134. Barton Creek Square	TX	Austin	100.0%		1,429,965	(2)				
135. Broadway Square	TX	Tyler	100.0%		627,933	(2)				
136. Cielo Vista Mall	TX	El Paso	100.0%		1,241,535	(2)				
137. Domain, The	TX	Austin	100.0%		1,214,495	08/01/21	5.44%	Fixed	203,877	203,877
138. Firewheel Town Center	TX	Garland (Dallas)	100.0%		998,873	(2)				
139. Galleria, The	TX	Houston	50.4%		2,237,133	12/01/15	5.44%	Fixed	643,583	324,173
						12/01/15	5.44%	Fixed	177,417	89,365
140. Ingram Park Mall	TX	San Antonio	100.0%		1,124,822	06/01/21	5.38%	Fixed	141,636	141,636
141. Irving Mall	TX	Irving (Dallas)	100.0%		1,054,027	(2)				
142. La Plaza Mall	TX	McAllen	100.0%		1,220,883	(2)				
143. Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,097,510	(2)				
144. Longview Mall	TX	Longview	100.0%		638,520	(2)				
145. Midland Park Mall	TX	Midland	100.0%		615,380	09/06/22	4.35%	Fixed	84,314	84,314
146. North East Mall	TX	Hurst (Dallas)	100.0%		1,670,208	(2)				
147. Rolling Oaks Mall	TX	San Antonio	100.0%		882,349	(2)				
148. Sunland Park Mall	TX	El Paso	100.0%		921,628	01/01/26	8.63%	Fixed	29,320	29,320
149. Valle Vista Mall	TX	Harlingen	100.0%		650,778	05/10/17	5.35%	Fixed	40,000	40,000
150. Apple Blossom Mall	VA	Winchester	49.1%		419,665	(2)				
151. Charlottesville Fashion Square	VA	Charlottesville	100.0%		576,157	(2)				
152. Chesapeake Square	VA	Chesapeake (Virginia Beach)	75.0%	(7)	759,895	08/01/14	5.84%	Fixed	66,277	49,708
153. Fashion Centre at Pentagon City	VA	Arlington (Washington, DC)	42.5%		988,829	07/01/21	5.11%	Fixed	40,000	17,000
						07/01/21	4.87%	Fixed	410,000	174,250
154. Virginia Center Commons	VA	Glen Allen	100.0%		774,502	(2)				
155. Columbia Center	WA	Kennewick	100.0%		770,484	(2)				
156. Northgate Mall	WA	Seattle	100.0%		1,052,036	(2)				
157. Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,325,746	(2)				
158. Bay Park Square	WI	Green Bay	100.0%		711,737	(2)				
159. Forest Mall	WI	Fond Du Lac	100.0%		500,273	(2)				
160. Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,165,464	04/01/15	5.23%	Fixed	124,000	124,000
Total Mall Square Footage					163,600,395					
Premium Outlets										
1. Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%		674,087	(2)				
2. Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%		288,424	(2)				
3. Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%		501,566	(2)				
4. Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%		298,075	(2)				
5. Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%		577,856	(2)				

1Q 2013 SUPPLEMENTAL SIMON PROPERTY GROUP, INC. 38

Property and Debt Information
As of March 31, 2013

Property Name	State	City (CBSA)	Legal Ownership	Total Square Feet	Debt Information: Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's) Total	Our Share
6. Las Americas Premium Outlets	CA	San Diego	100.0%	554,966	06/11/16		5.84%	Fixed	180,000	180,000
7. Livermore Premium Outlets	CA	Livermore (San Francisco)	100.0%	511,811	(2)					
8. Napa Premium Outlets	CA	Napa	100.0%	179,285	(2)					
9. Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	195,768	(2)					
10. Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,416	11/06/16	(14)	5.84%	Fixed	33,850	33,850
11. Vacaville Premium Outlets	CA	Vacaville	100.0%	437,281	(2)					
12. Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,256	(2)					
13. Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,662	01/11/16	(15)	5.51%	Fixed	103,833	103,833
14. Orlando Premium Outlets-International Dr	FL	Orlando	100.0%	773,409	(2)					
15. Orlando Premium Outlets- Vineland Ave	FL	Orlando	100.0%	549,651	(2)					
16. Silver Sands Premium Outlets	FL	Destin	50.0%	451,191	06/01/22		3.93%	Fixed	100,000	50,000
17. St. Augustine Premium Outlets	FL	St. Augustine (Jacksonsville)	100.0%	328,570	(2)					
18. Calhoun Premium Outlets	GA	Calhoun	100.0%	254,052	09/01/16	(16)	5.79%	Fixed	20,308	20,308
19. North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,430	(2)					
20. Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	209,732	(2)					
21. Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	437,332	(2)					
22. Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,816	(2)					
23. Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,598	(2)					
24. Lee Premium Outlets	MA	Lee	100.0%	224,709	09/01/16	(16)	5.79%	Fixed	50,695	50,695
25. Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	660,096	(2)					
26. Kittery Premium Outlets	ME	Kittery	100.0%	264,951	(2)					
27. Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington DC)	100.0%	484,968	04/11/16	(17)	5.95%	Fixed	88,664	88,664
28. Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,305	11/06/16	(14)	5.84%	Fixed	66,150	66,150
29. Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	678,647	04/11/16	(17)	5.95%	Fixed	105,524	105,524
30. Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,582	(2)					
31. Osage Beach Premium Outlets	MO	Osage Beach	100.0%	392,711	(2)					
32. Gulfport Premium Outlets	MS	Gulfport	100.0%	299,426	01/11/16	(15)	5.51%	Fixed	25,009	25,009
33. Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,977	12/01/22		3.36%	Fixed	50,255	50,255

1Q 2013 SUPPLEMENTAL

SIMON PROPERTY GROUP, INC. 39

Property and Debt Information
As of March 31, 2013

Property Name	State	City (CBSA)	Legal Ownership	Total Square Feet	Debt Information: Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's) Total	Our Share
34. Merrimack Premium Outlets	NH	Merrimack	100.0%	408,996	(2)					
35. Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,660	(2)					
36. Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,477	01/11/16	(15)	5.51%	Fixed	69,562	69,562
37. Liberty Village Premium Outlets	NJ	Flemington (New York)	100.0%	162,198	(2)					
38. Las Vegas Premium Outlets - North	NV	Las Vegas	100.0%	538,689	(2)					
39. Las Vegas Premium Outlets - South	NV	Las Vegas	100.0%	535,466	(2)					
40. Waterloo Premium Outlets	NY	Waterloo	100.0%	417,741	(2)					
41. Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	847,768	(2)					
42. Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	290,520	(2)					
43. Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,869	(2)					
44. Columbia Gorge Premium Outlets	OR	Troutdale (Portland)	100.0%	163,693	(2)					
45. Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,722	01/11/16	(15)	5.51%	Fixed	112,095	112,095
46. Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,137	(2)					
47. The Crossings Premium Outlets	PA	Tannersville	100.0%	411,216	12/01/22		3.41%	Fixed	115,000	115,000
48. Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	344,974	05/01/14	(18)	3.75%	Variable	71,839	71,839
49. Gaffney Premium Outlets	SC	Gaffney (Greenville/Charlotte)	100.0%	359,731	09/01/16	(16)	5.79%	Fixed	36,855	36,855
50. Lebanon Premium Outlets	TN	Lebanon (Nashville)	100.0%	227,073	01/11/16	(15)	5.51%	Fixed	15,376	15,376
51. Allen Premium Outlets	TX	Allen (Dallas)	100.0%	441,718	(2)					
52. Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	417,423	04/01/23		3.66%	Fixed	120,000	120,000
53. Houston Premium Outlets	TX	Cypress (Houston)	100.0%	541,577	(2)					
54. Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	604,105	(2)					
55. Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,681	(2)					
56. San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	731,305	01/11/16	(15)	5.51%	Fixed	142,181	142,181
57. Tanger Outlets - Galveston/Houston (5)	TX	Texas City	50.0%	352,705	(2)					
58. Leesburg Corner Premium Outlets	VA	Leesburg (Washington D.C.)	100.0%	518,003	(2)					
59. Williamsburg Premium Outlets	VA	Williamsburg	100.0%	521,952	04/11/16	(17)	5.95%	Fixed	102,432	102,432
60. North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,561	(2)					
61. Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	451,080	(2)					

1Q 2013 SUPPLEMENTAL SIMON PROPERTY GROUP, INC. 40

Property and Debt Information
As of March 31, 2013

Property Name	State	City (CBSA)	Legal Ownership		Total Square Feet	Debt Information: Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's) Total	Our Share
62. Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%		276,373	(2)					
63. Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%		402,533	01/11/16	(15)	5.51%	Fixed	59,744	59,744
						12/01/16		6.01%	Fixed	36,244	36,244
Total U.S. Premium Outlet Square Footage					26,538,552						
Total Mall and U.S. Premium Outlet Square Footage					190,138,947						
The Mills											
1. Arizona Mills	AZ	Tempe (Phoenix)	50.0%		1,239,789	07/01/20		5.76%	Fixed	169,129	84,565
2. Great Mall	CA	Milpitas (San Jose)	100.0%		1,361,548	08/28/15	(3)	6.01%	Fixed	270,000	270,000
3. Ontario Mills	CA	Ontario (Riverside)	50.0%		1,472,690	03/05/22		4.25%	Fixed	344,099	172,050
4. Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		795,052	10/01/14		6.25%	Fixed	215,321	107,660
5. Colorado Mills	CO	Lakewood (Denver)	37.5%	(6)	1,097,840	06/01/15		3.95%	Variable	128,709	48,266
6. Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,232,737	07/01/14		5.82%	Fixed	820,000	820,000
7. Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,782,442	07/01/17		5.77%	Fixed	321,000	321,000
8. Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,560,429	08/01/14		6.14%	Fixed	373,417	221,250
9. Concord Mills	NC	Concord (Charlotte)	59.3%		1,338,579	11/01/22		3.84%	Fixed	235,000	139,261
10. Opry Mills	TN	Nashville	100.0%		1,153,079	10/10/16	(3)	6.16%	Fixed	280,000	280,000
						10/10/16	(3)	5.00%	Fixed	104,240	104,240
11. Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,777,138	09/22/14	(3) (8)	5.90%	Fixed	270,000	160,002
12. Katy Mills	TX	Katy (Houston)	62.5%	(6)	1,559,488	12/06/22		3.49%	Fixed	140,000	35,000
13. Potomac Mills	VA	Woodbridge (Washington, D.C.)	100.0%		1,499,899	07/11/17		5.83%	Fixed	410,000	410,000
Total The Mills Square Footage					18,870,710						

1Q 2013 SUPPLEMENTAL

SIMON PROPERTY GROUP, INC. 41

Property and Debt Information
As of March 31, 2013

					Debt Information					
Property Name	State	City (CBSA)	Legal Ownership		Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's) Total	Indebtedness ($ in 000's) Our Share
Community/Lifestyle Centers											
1. Denver West Village	CO	Lakewood (Denver)	37.5%		310,709	07/01/21		5.04%	Fixed	28,000	10,500
2. Plaza at Buckland Hills, The	CT	Manchester	41.3%	(19)	329,885	07/01/15		4.60%	Fixed	24,800	0
3. Gaitway Plaza	FL	Ocala	32.2%	(19)	208,755	07/01/15	(20)	4.60%	Fixed	13,900	0
4. Highland Lakes Center	FL	Orlando	100.0%		488,850	(2)					
5. Indian River Commons	FL	Vero Beach	50.0%		255,942	11/01/14		5.21%	Fixed	9,184	4,592
6. Naples Outlet Center	FL	Naples	100.0%		146,019	01/11/16	(15)	5.51%	Fixed	15,932	15,932
7. Pier Park	FL	Panama City Beach	65.6%		842,216	(2)					
8. Royal Eagle Plaza	FL	Coral Springs (Miami)	42.0%	(19)	202,996	(2)					
9. Terrace at The Florida Mall	FL	Orlando	100.0%		346,692	(2)					
10. Waterford Lakes Town Center	FL	Orlando	100.0%		949,934	(2)					
11. West Town Corners	FL	Altamonte Springs (Orlando)	32.2%	(19)	385,352	07/01/15	(20)	4.60%	Fixed	18,800	0
12. Westland Park Plaza	FL	Orange Park (Jacksonville)	32.2%	(19)	163,254	(2)					
13. Mall of Georgia Crossing	GA	Buford (Atlanta)	100.0%		440,670	10/06/22		4.28%	Fixed	24,830	24,830
14. Bloomingdale Court	IL	Bloomingdale (Chicago)	100.0%		615,046	11/01/15		8.15%	Fixed	25,459	25,459
15. Countryside Plaza	IL	Countryside (Chicago)	100.0%		403,756	(2)					
16. Crystal Court	IL	Crystal Lake (Chicago)	37.9%	(19)	285,398	(2)					
17. Forest Plaza	IL	Rockford	100.0%		428,044	10/10/19	(21)	7.50%	Fixed	17,991	17,991
18. Lake Plaza	IL	Waukegan (Chicago)	100.0%		215,568	(2)					
19. Lake View Plaza	IL	Orland Park (Chicago)	100.0%		367,449	12/31/14		8.00%	Fixed	15,588	15,588
20. Lincoln Crossing	IL	O'Fallon (St. Louis)	100.0%		243,326	(2)					
21. Matteson Plaza	IL	Matteson (Chicago)	100.0%		270,892	(2)					
22. North Ridge Plaza	IL	Joliet (Chicago)	100.0%		305,735	(2)					
23. White Oaks Plaza	IL	Springfield	100.0%		387,911	10/10/19	(21)	7.50%	Fixed	14,014	14,014
24. Clay Terrace	IN	Carmel (Indianapolis)	50.0%		576,787	10/01/15		5.08%	Fixed	115,000	57,500
25. Greenwood Plus	IN	Greenwood (Indianapolis)	100.0%		155,319	(2)					
26. Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		666,379	04/01/22		4.81%	Fixed	84,000	42,000
27. Keystone Shoppes	IN	Indianapolis	100.0%		29,140	(2)					
28. Markland Plaza	IN	Kokomo	100.0%		90,527	(2)					
29. Muncie Towne Plaza	IN	Muncie	100.0%		172,617	10/10/19	(21)	7.50%	Fixed	7,007	7,007
30. New Castle Plaza	IN	New Castle	100.0%		91,648	(2)					
31. Northwood Plaza	IN	Fort Wayne	100.0%		208,076	(2)					
32. Tippecanoe Plaza	IN	Lafayette	100.0%		90,522	(2)					
33. University Center	IN	Mishawaka	100.0%		150,524	(2)					
34. Village Park Plaza	IN	Carmel (Indianapolis)	35.7%	(19)	575,552	07/01/15		4.60%	Fixed	29,850	3,582
35. Washington Plaza	IN	Indianapolis	100.0%		50,107	(2)					

1Q 2013 SUPPLEMENTAL
SIMON PROPERTY GROUP, INC. 42

Property and Debt Information
As of March 31, 2013

Property Name	State	City (CBSA)	Legal Ownership	Total Square Feet	Maturity Date	Interest Rate (1)	Type	Indebtedness ($ in 000's) Total	Indebtedness ($ in 000's) Our Share
					Debt Information				
36. West Ridge Plaza	KS	Topeka	100.0%	254,480	(2)				
37. Arundel Mills Marketplace	MD	Hanover (Baltimore)	59.3%	101,535	01/01/14	5.92%	Fixed	10,696	6,337
38. St. Charles Towne Plaza	MD	Waldorf (Washington, D.C.)	100.0%	393,808	(2)				
39. Concord Mills Marketplace	NC	Concord (Charlotte)	100.0%	230,683	02/01/14	5.76%	Fixed	12,424	12,424
40. Dare Centre	NC	Kill Devil Hills	100.0%	168,674	(2)				
41. MacGregor Village	NC	Cary	100.0%	144,370	(2)				
42. North Ridge Shopping Center	NC	Raleigh	100.0%	169,818	12/01/22	3.41%	Fixed	12,500	12,500
43. Rockaway Commons	NJ	Rockaway (New York)	100.0%	149,940	(2)				
44. Rockaway Town Plaza	NJ	Rockaway (New York)	100.0%	459,301	(2)				
45. ABQ Uptown	NM	Albuquerque	100.0%	230,051	(2)				
46. Great Lakes Plaza	OH	Mentor (Cleveland)	100.0%	164,369	(2)				
47. Lima Center	OH	Lima	100.0%	233,878	(2)				
48. DeKalb Plaza	PA	King of Prussia (Philadelphia)	84.1%	102,032	01/01/15	5.28%	Fixed	2,493	2,095
49. Henderson Square	PA	King of Prussia (Philadelphia)	75.9% (11)	107,371	04/01/16	4.43%	Fixed	13,548	10,286
50. Lincoln Plaza	PA	King of Prussia (Philadelphia)	64.9% (11)	267,885	(2)				
51. Whitehall Mall	PA	Whitehall	38.0% (11)	605,814	11/01/18	7.00%	Fixed	10,910	4,141
52. Charles Towne Square	SC	Charleston	100.0%	71,794	(2)				
53. Empire East	SD	Sioux Falls	100.0%	287,552	(2)				
54. Arboretum	TX	Austin	100.0%	194,972	(2)				
55. Gateway Centers	TX	Austin	100.0%	511,706	(2)				
56. Lakeline Plaza	TX	Cedar Park (Austin)	100.0%	387,381	10/10/19 (21)	7.50%	Fixed	16,855	16,855
57. Palms Crossing	TX	McAllen	100.0%	392,294	08/01/21 (22)	5.49%	Fixed	37,611	37,611
58. Richardson Square	TX	Richardson (Dallas)	100.0%	517,265	(2)				
59. Shops at Arbor Walk, The	TX	Austin	100.0%	458,470	08/01/21 (22)	5.49%	Fixed	42,508	42,508
60. Shops at North East Mall, The	TX	Hurst (Dallas)	100.0%	365,008	(2)				
61. Wolf Ranch	TX	Georgetown (Austin)	100.0%	626,168	(2)				
62. Chesapeake Center	VA	Chesapeake (Virginia Beach)	100.0%	305,935	(2)				
63. Fairfax Court	VA	Fairfax (Washington, D.C.)	41.3% (19)	249,488	(2)				
64. Martinsville Plaza	VA	Martinsville	100.0%	102,105	(2)				
Total Community/Lifestyle Center Square Footage				19,705,744					

1Q 2013 SUPPLEMENTAL

SIMON PROPERTY GROUP, INC. 43

Property and Debt Information
As of March 31, 2013

	Property Name	State City (CBSA)	Legal Ownership	Total Square Feet	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's) Total	Our Share
	TMLP Properties									
	Franklin Mills, The Esplanade, The Galleria at White Plains, Hilltop Mall, Liberty Plaza, Marley Station, Northpark Mall, and Sugarloaf Mills					(23)			955,617	372,329
	Total TMLP Properties Square Footage			8,098,807						
	Other Properties									
	Factory Stores of America-Lebanon, Florida Keys Outlet Center, Huntley Outlet Center, Outlet Marketplace, and The Shoppes at Branson Meadows				01/11/16	(15)	5.51%	Fixed	40,236	40,236
	Total Other Properties Square Footage			1,060,417						
	TOTAL U.S. SQUARE FOOTAGE (24)			237,874,625						
	International Properties									
	JAPAN									
1.	Ami Premium Outlets	Ami (Tokyo)	40.0%	315,000	09/25/23	(25)	1.82%	Fixed	115,456	46,180
2.	Gotemba Premium Outlets	Gotemba City (Tokyo)	40.0%	481,500	10/25/14	(25)	1.60%	Fixed	30,798	12,319
3.	Kobe-Sanda Premium Outlets	Kobe (Osaka)	40.0%	441,000	01/31/14	(25)	1.70%	Fixed	1,590	636
					01/31/18	(25)	0.75%	Variable	50,932	20,373
4.	Rinku Premium Outlets	Izumisano (Osaka)	40.0%	419,000	11/25/14	(25)	1.85%	Fixed	10,406	4,162
					07/31/17	(25)	0.53%	Variable	20,144	8,058
5.	Sano Premium Outlets	Sano (Tokyo)	40.0%	390,800	05/31/18	(25)	0.52%	Variable	18,755	7,502
6.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)	40.0%	164,200	10/31/18	(25)	0.47%	Variable	24,173	9,669
7.	Toki Premium Outlets	Toki (Nagoya)	40.0%	289,500	04/30/15	(25)	1.05%	Variable	10,720	4,288
8.	Tosu Premium Outlets	Fukuoka (Kyushu)	40.0%	290,600	01/31/16	(25)	0.51%	Variable	27,088	10,835
					08/24/13	(25)	1.47%	Fixed	1,111	444
	Subtotal Japan Square Footage			2,791,600						
	KOREA									
9.	Paju Premium Outlets	Paju (Seoul)	50.0%	339,400	11/28/19	(26)	5.92%	Variable	71,950	35,975
10.	Yeoju Premium Outlets	Yeoju (Seoul)	50.0%	276,200	(2)					
	Subtotal South Korea Square Footage			615,600						
	MALAYSIA									
11.	Johor Premium Outlets	Johor (Singapore)	50.0%	190,400	02/28/19	(27)	5.35%	Variable	28,762	14,381
	Subtotal Malaysia Square Footage			190,400						

1Q 2013 SUPPLEMENTAL

SIMON PROPERTY GROUP, INC. 44

45 Property and Debt Information As of March 31, 2013 $5,530,142 Our Share of Joint Venture Mortgage Debt $7,725,728 Our Share of Consolidated Mortgage Debt (31) $13,255,870 $19,746,567 TOTAL SECURED INDEBTEDNESS 51,260 116,834 (30) Other 22,439 44,878 Variable 2.37% (29) 07/09/15 Toronto Premium Outlets (property under construction) 18,082 36,164 Variable 5.44% (26) 02/13/17 Busan Premium Outlets (property under construction) Other Secured Indebtedness: 241,750,225 TOTAL SQUARE FOOTAGE 3,875,600 TOTAL INTERNATIONAL SQUARE FOOTAGE (28) 278,000 Subtotal Mexico Square Footage (2) 278,000 50.0% Mexico City Premium Outlets Punta Norte 12. MEXICO Our Share Total Type Rate (1) Date Square Feet Ownership City (CBSA) State Property Name Indebtedness ($ in 000's) Interest Maturity Total Legal Debt Information

Property and Debt Information
As of March 31, 2013

Unsecured Indebtedness:	Debt Information					
	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's) Total	Our Share
Retail Property Trust (Sr. Notes)	09/01/13		7.18%	Fixed	75,000	75,000
Simon Property Group, LP (Sr. Notes)	01/30/14		4.90%	Fixed	200,000	200,000
Simon Property Group, LP (Sr. Notes)	05/15/14		6.75%	Fixed	516,052	516,052
Simon Property Group, LP (Sr. Notes)	08/15/14		5.63%	Fixed	218,430	218,430
					934,482	934,482
Simon Property Group, LP (Sr. Notes)	02/01/15		4.20%	Fixed	400,000	400,000
Simon Property Group, LP (Sr. Notes)	06/15/15		5.10%	Fixed	600,000	600,000
Simon Property Group, LP (Sr. Notes)	12/01/15		5.75%	Fixed	600,000	600,000
					1,600,000	1,600,000
Retail Property Trust (Sr. Notes)	03/15/16		7.88%	Fixed	250,000	250,000
Simon Property Group, LP (Sr. Notes)	05/01/16		6.10%	Fixed	400,000	400,000
Revolving Credit Facility - Euro Currency	10/30/16	(3)(32)	1.06%	Variable	1,150,020	1,150,020
Simon Property Group, LP (Sr. Notes)	12/01/16		5.25%	Fixed	650,000	650,000
					2,450,020	2,450,020
Simon Property Group, LP (Sr. Notes)	01/30/17		2.80%	Fixed	500,000	500,000
Simon Property Group, LP (Sr. Notes)	03/01/17		5.88%	Fixed	500,000	500,000
Supplemental Credit Facility - Yen Currency	06/30/17	(3)(33)	1.12%	Variable	236,054	236,054
Simon Property Group, LP (Sr. Notes)	09/15/17		2.15%	Fixed	600,000	600,000
					1,836,054	1,836,054
Simon Property Group, LP (Sr. Notes)	02/01/18		1.50%	Fixed	750,000	750,000
Unsecured Term Loan	02/28/18	(3)	1.30%	Variable	240,000	240,000
Simon Property Group, LP (Sr. Notes)	05/30/18		6.13%	Fixed	800,000	800,000
Simon Property Group, LP (Sr. Notes)	06/15/18		7.38%	Fixed	200,000	200,000
					1,990,000	1,990,000
Simon Property Group, LP (Sr. Notes)	04/01/19		10.35%	Fixed	650,000	650,000
Simon Property Group, LP (Sr. Notes)	02/01/20		5.65%	Fixed	1,250,000	1,250,000
Simon Property Group, LP (Sr. Notes)	03/01/21		4.38%	Fixed	900,000	900,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000	700,000
					1,600,000	1,600,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000	600,000
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000	500,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000	550,000
Total Unsecured Indebtedness					**$14,635,556**	**$14,635,556**

1Q 2013 SUPPLEMENTAL
SIMON PROPERTY GROUP, INC. 46

Property and Debt Information
As of March 31, 2013

FOOTNOTES:

(1) Variable rate debt interest rates are based on the following base rates as of March 31, 2013: 1M LIBOR at .20%; 1M EUR LIBOR at .06%; 1M YEN LIBOR at .12%; 6M YEN LIBOR at .26%; 1M CDOR at 1.22%; KLIBOR at 3.10% and 91 Day Korean CD rate at 2.81%.
(2) Unencumbered asset
(3) Includes applicable extensions available at our option.
(4) These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(5) This property is managed by a third party.
(6) The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(7) The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8) Through an interest rate swap agreement, interest is essentially fixed at the all-in rate presented.
(9) These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(10) Comprised of a $15.0 million note at 5.94% and a $12.8 million note that is non-interest bearing.
(11) The Operating Partnership's indirect ownership interest is through an ownership interest of approximately 76% in Kravco Simon Investments.
(12) The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(13) Comprised of a $27.0 million note at 5.89% and a $20.0 million note that is non-interest bearing.
(14) These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(15) These ten properties (which includes Florida Keys Outlet Center and Huntley Outlet Center) are secured by cross-collateralized and cross-defaulted mortgages.
(16) These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(17) These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(18) Through an interest rate floor agreement, the LIBOR rate is currently fixed at 1.50%.
(19) Outside partner receives substantially all of the economic benefit and/or capital allocation due to a partner preference.
(20) These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(21) These four properties are secured by cross-collateralized and cross-defaulted mortgages.
(22) These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(23) Consists of 8 properties with interest rates ranging from 4.5% to 7.32% and maturities between 2013 and 2023.
(24) Includes office space of 2,092,135 square feet including the following centers with more than 20,000 square feet of office space:

Arsenal Mall - 52,847 sq. ft.
Circle Centre - 25,192 sq. ft.
Clay Terrace - 75,118 sq. ft.
Copley Place - 867,257 sq. ft.
Del Amo Fashion Center - 57,927 sq. ft.
Domain, The - 135,589 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.
Firewheel Town Center - 73,906 sq. ft.
Greendale Mall - 119,860 sq. ft.
Menlo Park Mall - 49,461 sq. ft.
Oak Court Mall - 126,775 sq. ft.
Oxford Valley Mall - 110,902 sq. ft.
River Oaks - 41,494 sq. ft.
Plaza Carolina - 27,343 sq. ft.
Southdale Center - 20,393 sq. ft.

(25) Amounts shown in USD equivalent; Yen equivalent is 29.4 billion.
(26) Amounts shown in USD equivalent; Won equivalent is 102.1 billion.
(27) Amounts shown in USD equivalent; Ringgit equivalent is 89.1 million.
(28) Does not include Klépierre.
(29) Amounts shown in USD equivalent; CAD equivalent is 45.6 million.
(30) Consists of 6 loans with interest rates ranging from 2.15% to 8.20% and maturities between 2013 and 2021.
(31) Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including The Mills Limited Partnership. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $84.3 million of payment guarantees provided by the Operating Partnership.
(32) Amounts shown in USD equivalent. Balance includes borrowings on multi-currency tranche of Euro 900.0 million.
(33) Amounts shown in USD equivalent. Balance includes borrowings on multi-currency tranche of Yen 22.3 billion.

1Q 2013 SUPPLEMENTAL
SIMON PROPERTY GROUP, INC. 47